Exhibit 2(a)


                            ASSET PURCHASE AGREEMENT







                                     Between


                             BACOU USA SAFETY, INC.,
                  a wholly-owned Subsidiary of Bacou USA, Inc.


                                       and


                       HOWARD S. LEIGHT & ASSOCIATES, INC.

                      d/b/a Howard Leight Industries, Inc.





                          Dated as of December 31, 1997

                                TABLE OF CONTENTS


ARTICLE I - SALE AND PURCHASE OF THE ASSETS...................................1

    1.1 ASSETS................................................................1

    1.2 EXCLUDED ASSETS.......................................................3

    1.3 FOREIGN ACQUISITIONS..................................................3

    1.4 HEREOF, HEREIN, ETC...................................................4

    1.5 COMPUTATION OF TIME PERIODS...........................................4

    1.6 ACCOUNTING TERMS......................................................4


ARTICLE II - THE CLOSING......................................................4

    2.1 PLACE AND DATE........................................................4

    2.2 PURCHASE PRICE........................................................5

    2.3 CONTINGENT PURCHASE PRICE.............................................5

    2.4 ALLOCATION OF PURCHASE PRICE..........................................5

    2.5 ASSUMPTION OF LIABILITIES.............................................6

    2.6 EXCLUDED LIABILITIES..................................................6

    2.7 CONSENT OF THIRD PARTIES..............................................7


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER........................8

    3.1 ORGANIZATION..........................................................8

    3.2 AUTHORIZED CAPITALIZATION; OUTSTANDING STOCK..........................8

    3.3 SUBSIDIARIES..........................................................8

    3.4 AUTHORITY; BINDING EFFECT.............................................8

    3.5 NON-CONTRAVENTION.....................................................9

    3.6 FINANCIAL STATEMENTS..................................................9

    3.7 INTERIM CHANGES......................................................10

    3.8 OWNED AND LEASED PROPERTY............................................12

    3.9 ENVIRONMENTAL MATTERS................................................14

    3.10 INTELLECTUAL PROPERTY RIGHTS........................................16

    3.11 LITIGATION..........................................................17

    3.12 TAXES...............................................................18

    3.13 COMPLIANCE WITH APPLICABLE LAW......................................19

    3.14 CONTRACTS...........................................................20

    3.15 BENEFIT PLANS.......................................................21

    3.16 TRANSACTIONS WITH AFFILIATES........................................23

    3.17 INSURANCE...........................................................23

    3.18 LABOR RELATIONS.....................................................24

    3.19 LOCATION OF OFF SITE ASSETS.........................................24

    3.20 INVENTORIES.........................................................24

    3.21 CUSTOMERS...........................................................25

    3.22 SUPPLIERS; RAW MATERIALS............................................25

    3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES...............................25

    3.24 CONFIDENTIALITY.....................................................26

    3.25 NO GUARANTEES.......................................................26

    3.26 RECORDS.............................................................26

    3.27 BROKERS, FINDERS, ETC...............................................26

    3.28 BUSINESS DESCRIPTION................................................26

    3.29 DISCLOSURE..........................................................26

    3.30 FOREIGN SUBSIDIARIES................................................27

    3.31 RECEIVABLES.........................................................27

    3.32 AGENTS..............................................................27

    3.33 WARRANTY AND PRODUCT LIABILITY CLAIMS...............................27

    3.34 NO OTHER AGREEMENTS TO SELL.........................................28

    3.35 COPIES OF DOCUMENTS.................................................28

    3.36 OFFICERS, DIRECTORS AND KEY EMPLOYEES...............................28

    3.37. YEAR 2000 COMPATIBILITY............................................28


ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER.........................29

    4.1 ORGANIZATION.........................................................29

    4.2 AUTHORITY; BINDING EFFECT............................................29

    4.3 BROKERS, FINDERS, ETC................................................29

    4.4 FINANCING............................................................29


ARTICLE V - FURTHER AGREEMENTS OF THE COMPANY................................29

    5.1 CONDUCT OF BUSINESS..................................................30

    5.2 NO SOLICITATION......................................................31

    5.3 ACCESS AND INFORMATION...............................................31

    5.4 FINANCIAL STATEMENTS.................................................31

    5.5 PUBLIC ANNOUNCEMENTS.................................................32

    5.6 FURTHER ACTIONS......................................................32

    5.7 FURTHER ASSURANCES...................................................32

    5.8 LIABILITY FOR TRANSFER TAXES.........................................33

    5.9 CERTIFICATES OF TAX AUTHORITIES......................................33

    5.10 USE OF BUSINESS NAME................................................33

    5.11 ENVIRONMENTAL ASSESSMENT............................................33

    5.12 BANK ACCOUNTS.......................................................33


ARTICLE VI - FURTHER AGREEMENTS OF THE BUYER.................................34

    6.1 PUBLIC ANNOUNCEMENTS.................................................34

    6.2 FURTHER ACTIONS......................................................34

    6.3 FURTHER ASSURANCES...................................................34


6.4 POST CLOSING PAYMENT.....................................................35


ARTICLE VII - FOREIGN ACQUISITION AGREEMENT; COOPERATION.....................35

    7.1 FOREIGN ACQUISITION AGREEMENTS; FOREIGN CLOSINGS.....................35

    7.2 COOPERATION..........................................................35


ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF EACH PARTY.......................36

    8.1 HSR ACT NOTIFICATION.................................................36

    8.2 NO INJUNCTION, ETC...................................................36


ARTICLE IX - CONDITIONS TO OBLIGATIONS OF THE BUYER..........................36

    9.1 REPRESENTATIONS; PERFORMANCE, ETC....................................36

    9.2 FOREIGN CLOSINGS.....................................................37

    9.3 CONSENTS.............................................................37

    9.4 NO MATERIAL ADVERSE EFFECT...........................................37

    9.5 CONSULTING AND NON-COMPETITION AGREEMENTS............................37

    9.6 SUBSEQUENT FINANCIAL STATEMENTS......................................37

    9.7 OPINION OF COUNSEL...................................................37

    9.8 CORPORATE PROCEEDINGS................................................38

    9.9 U.S. TRANSFER DOCUMENTS..............................................38

    9.10 ENVIRONMENTAL ASSESSMENT............................................38

    9.11 TITLE POLICIES......................................................39

    9.12 SURVEYS.............................................................39

    9.13 CONSENTS AND ESTOPPELS..............................................39

    9.14 FIRPTA CERTIFICATE..................................................40

    9.15 OPTION TO PURCHASE ADJACENT LOT.....................................40


ARTICLE X - CONDITIONS TO OBLIGATIONS OF THE SELLER..........................40

    10.1 REPRESENTATIONS, PERFORMANCE. ETC...................................40

    10.2 ASSUMPTION AGREEMENT................................................41

    10.3 OPINION OF COUNSEL..................................................41

    10.4 CORPORATE PROCEEDINGS...............................................41

    10.5 FOREIGN CLOSINGS....................................................41

    10.6 CONSENTS AND APPROVALS..............................................41

    10.7 COLLATERAL AGREEMENTS...............................................41

    10.8 RECEIPT OF PURCHASE PRICE...........................................41


ARTICLE XI - EMPLOYEES AND EMPLOYEE BENEFIT PLANS............................41

    11.1 EMPLOYMENT OF THE COMPANY'S EMPLOYEES...............................41

    11.2 PENSION BENEFIT PLANS...............................................42

    11.3 EMPLOYMENT TAXES....................................................42


ARTICLE XII - TERMINATION....................................................43

    12.1 TERMINATION.........................................................43

    12.2 EFFECT OF TERMINATION...............................................43


ARTICLE XIII - REMEDIES......................................................44

    13.1 REMEDIES............................................................44

    13.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.....................45


ARTICLE XIV - DEFINITIONS, MISCELLANEOUS.....................................45

    14.1 DEFINITION OF CERTAIN TERMS.........................................45


ARTICLE XV - MISCELLANEOUS...................................................56

    15.1 EXPENSES............................................................56

    15.2 SEVERABILITY........................................................56

    15.3 NOTICES.............................................................56

    15.4 HEADINGS............................................................57

    15.5 ENTIRE AGREEMENT....................................................58

    15.6 COUNTERPARTS........................................................58

    15.7 GOVERNING LAW, ETC..................................................58

    15.8 BINDING EFFECT......................................................58

    15.9 ASSIGNMENT..........................................................58

    15.10 NO THIRD PARTY BENEFICIARIES.......................................58

    15.11 AMENDMENT; WAIVERS, ETC............................................58

    15.12 FOREIGN CURRENCIES.................................................59

    15.13 BULK SALES COMPLIANCE..............................................59

    15.14 ARBITRATION........................................................59

SCHEDULES AND EXHIBITS

     Schedule 1.2        Excluded Assets

     Schedule 2.5(a)     Liabilities and Obligations (Indebtedness)

     Schedule 3.1        Organization

     Schedule 3.2        Authorized Capitalization; Outstanding Stock

     Schedule 3.3        Subsidiaries

     Schedule 3.5        Non-Contravention

     Schedule 3.6(a)     Audited Financial Statements

     Schedule 3.6(b)     Interim Financial Statements

     Schedule 3.6(c)     Other Liabilities as of December 31, 1996

     Schedule 3.7        Interim Changes

     Schedule 3.8(a)     Good Title

     Schedule 3.8(b)     Leases

     Schedule 3.8(d)     Owner Property

     Schedule 3.8(e)     Title Insurance Policies, Surveys, Flood Hazard

     Schedule 3.8(g)     Right of First Refusal

     Schedule 3.9(a)     Environmental Matters (Permits)

     Schedule 3.9(b)     Environmental Matters (No Violations)

     Schedule 3.9(c)     Environmental Matters (No Actions)

     Schedule 3.9(d)     Environmental Matters (Other)

     Schedule 3.10(a)    Intellectual Property Rights (Title)

     Schedule 3.10(d)    Intellectual Property Rights (Licensing Arrangements)

     Schedule 3.10(e)    Intellectual Property Rights (No Litigation)

     Schedule 3.11       Litigation

     Schedule 3.12(a)    Taxes

     Schedule 3.12(c)    Taxes

     Schedule 3.12(d)    Taxes (Governmental Authority)

     Schedule 3.12(f)    Taxes (Litigation)

     Schedule 3.13(b)    Compliance with Applicable Law

     Schedule 3.14(a)    Contracts

     Schedule 3.14(c)    Contracts (Defaults)

     Schedule 3.15       Benefit Plans

     Schedule 3.15(f)    Benefit Plans (Parachute Payment)

     Schedule 3.15(g)    Benefit Plans (Enhanced Benefit)

     Schedule 3.16       Transactions with Affiliates

     Schedule 3.17       Insurance

     Schedule 3.18(a)    Labor Relations

     Schedule 3.18(b)    Labor Relations

     Schedule 3.19       Off-site Assets

     Schedule 3.20       Inventories

     Schedule 3.21       Customers

     Schedule 3.22       Suppliers; Raw Materials

     Schedule 3.23       Absence of Certain Business Practices

     Schedule 3.24       Confidentiality

     Schedule 3.25       Letters of Credit, etc.

     Schedule 3.28       Business Description

     Schedule 3.31       Receivables

     Schedule 3.33(a)    Warranty and Product Liability Claims

     Schedule 3.33(b)    Warranty and Product Liability Claims

     Schedule 3.36       Officers; Directors and Key Employees

     Schedule 14         Senior Management Employees; Excluded Employees

     Exhibit A           Form of Escrow Agreement

     Exhibit B           Form of Consulting and Non-Competition Agreement

                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of December 31, 1997, between Bacou USA Safety, Inc., a Delaware corporation (the "Buyer") and a wholly-owned subsidiary of Bacou USA, Inc. ("Bacou"), and Howard S. Leight & Associates, Inc., a California corporation ("Seller" or "Company"), d/b/a Howard Leight Industries, Inc.

                              W I T N E S S E T H:

     WHEREAS, Seller is in the business of manufacturing and marketing hearing protection and other products in the United States and throughout the world, directly and through domestic and foreign subsidiaries of Seller, identified on
Schedule 3.3 hereto, which Foreign Subsidiaries are to transfer Foreign Assets (as such term and each other capitalized term used herein without definition is defined in Article 14) to the Buyer (or another Buyer Party) pursuant to a Foreign Acquisition Agreement (the "Subsidiaries" and together with Seller, the "Sellers"); and

     WHEREAS, the Buyer wishes to purchase or acquire (directly or indirectly through subsidiaries) from Sellers and the Foreign Subsidiaries, and Sellers wish to sell, assign and transfer to the Buyer, substantially all of the assets and properties of Sellers, other than the Excluded Assets, held in connection with, necessary for, or material to the business and operations of the Sellers and the Buyer has agreed to assume (directly or indirectly through its subsidiaries) the Assumed Liabilities, all for the purchase price and upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, concurrently with or as promptly as practicable following the execution and delivery of this Agreement, each of the Foreign Subsidiaries will enter into a Foreign Acquisition Agreement and certain related agreements with one or more of the Buyer Parties collectively providing for the purchase or acquisition, directly or indirectly, of all of the Foreign Assets, for the provision of certain transitional services and for certain other arrangements between the Foreign Subsidiaries and one or more of the Buyer Parties;

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                    ARTICLE I
                         SALE AND PURCHASE OF THE ASSETS

     1.1 ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, at the respective Closings, the Sellers will sell, transfer, convey, assign and deliver to the Buyer Parties, and the Buyer Parties will purchase or acquire from the Sellers, all right, title and interest of the Sellers in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired which are owned by the Sellers or its Affiliates and utilized in the Operations (other than the Excluded Assets) as the same may exist on the Closing Date (collectively, the "Assets"), including without limitation all those items in the following categories:

          (a) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property (including, but not limited to, any of the foregoing subject to any conditional sales or title retention agreements in favor of any other Person);

          (b) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by any Seller and Inventories previously purchased and in transit to any Seller at such locations;

          (c) all rights in and to products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of recision, replevin, reclamation and rights to stoppage in transit);

          (d) all rights (including but not limited to any and all Intellectual Property rights) in and to the products sold or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;

          (e) all of the rights of the Sellers under all contracts, arrangements, licenses, leases and other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise;

          (f) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

          (g) all notes and accounts receivable held by the Sellers and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by the Sellers;

          (h) all Intellectual Property and all rights thereunder or in respect thereof, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof (together with all Intellectual Property rights included in the other clauses of this Section 1.1, the "Intellectual Property Assets");

          (i) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of Seller, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files;

          (j) to the extent their transfer is permitted by law, all Governmental Approvals, including all applications therefor;

          (k) all Real Property and all licenses, permits, approvals and qualifications relating to any Real Property issued to any Seller by any Governmental Authority;

          (l) all rights to causes of action, lawsuits, judgment, claims and demands of any nature available to or being pursued by the Sellers with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise;

          (m) all guarantees, warranties, indemnities and similar rights in favor of the Sellers with respect to any Asset; and

          (n) all assets of Howard Leight (Europe) Limited

     Subject to the terms and conditions hereof and of the respective Foreign Acquisition Agreements, at the respective Closings, the Assets shall be transferred or otherwise conveyed to the Buyer Parties subject to all liabilities, obligations, liens and encumbrances excepting the Excluded Liabilities.

     1.2 EXCLUDED ASSETS. The Sellers will retain and not transfer, and none of the Buyer Parties will purchase or acquire, the assets listed on Schedule 1.2 (which will include Seller's German Subsidiary (collectively, the "Excluded Assets"):

     1.3 FOREIGN ACQUISITIONS. Subject to the terms and conditions hereof, Seller will cause the respective Foreign Subsidiaries to, and the Buyer will or will cause one or more of its subsidiaries to, enter into the various Foreign Acquisition Agreements, providing for the sale, transfer, assignment or other direct or indirect conveyance of the Foreign Assets to be transferred by the respective Foreign Subsidiaries to one or more of the Buyer Parties. Each Foreign Acquisition Agreement will be consistent with the provisions of this Agreement, including, without limitation, Knowledge qualifications, but with such variations as may be required to satisfy the requirements of local law, to adapt such agreement to the particular circumstances confronted in each country or to cover such additional matters as may be agreed upon by Seller and the Buyer, in each case as may be negotiated in good faith by Seller and the Buyer. Buyer may elect to purchase the stock of one or more of the Foreign Subsidiaries. The representations and covenants on the part of the Sellers in each Foreign Acquisition Agreement will not be more onerous to Sellers than those which are provided in this Agreement with respect to the Domestic Assets in any material respect.

     1.4 HEREOF, HEREIN, ETC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

     1.5 COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words "commencing on" mean "commencing on and including", the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            1.6 ACCOUNTING TERMS. Except as otherwise specifically provided herein, all accounting terms shall be construed in accordance with GAAP. Except as otherwise specifically provided herein, all financial statements required to be delivered hereunder shall be prepared, and all accounting determinations and calculations shall be made, in accordance with GAAP.

                                   ARTICLE II

                                   THE CLOSING

     2.1 PLACE AND DATE. The closing of the sale and purchase of the Domestic Assets (the "DOMESTIC CLOSING") shall take place within 10 business days following receipt by Buyer of Seller's 1997 Financial Statements at 10:00 A.M. local time (but in no event prior to February 27, 1998) at the offices of the Seller; or such other time and place upon which the parties may agree. The day on which the Closing actually occurs is herein sometimes referred to as the "CLOSING DATE". The closings of the sale of the Foreign Assets (the "FOREIGN CLOSINGS") shall also take place on the Closing Date or as soon as possible thereafter subject to foreign approvals. Representatives of Buyer and Seller will have a preliminary closing at least two days before the scheduled Closing Date.

     2.2 PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement and the Foreign Acquisition Agreements, the Buyer agrees to pay or cause to be paid to Seller and to the Foreign Subsidiaries an aggregate of U.S. One Hundred Twenty Million Dollars ($120,000,000) (the "PURCHASE PRICE") and to assume or cause one of the Buyer Parties to assume the Assumed Liabilities as provided in Section 2.5. The following portions of the Purchase Price shall be payable at the respective Closings, in separate payments determined in accordance with Section 2.4, as follows:

          (a) By the wire transfer of U.S. One Hundred Eighteen Million Dollars ($118,000,000) in immediately available funds to such bank account or accounts as per written instructions of Seller and the respective Foreign Subsidiaries, given to the Buyer at least five days prior to the Closing; and

          (b) By the wire transfer delivery of U.S. Two Million Dollars ($2,000,000) in immediately available funds to the Escrow Agent pursuant to the Escrow Agreement which will be in effect for two years. Interest on Escrow Funds not subject to claims shall be payable to Seller periodically. At the end of the first year, $1,000,000 of the funds held by Escrow Agent less the amount of claims, if any, made by Buyer under Section 13.1 of this Agreement, shall be returned to Seller in accordance with the Escrow Agreement.

     2.3 CONTINGENT PURCHASE PRICE. In addition, if the world-wide consolidated sales of Howard Leight hearing protection products by Buyer and its Affiliates, for the calendar year 2000 exceed U.S. $80,959,000, Buyer shall pay Seller an additional U.S. $2,000,000 on or before March 31, 2001. If such year 2000 sales are in excess of $65,000,000 but less than $80,959,000, said contingent payment shall be the product of $2,000,000 multiplied by a fraction, the numerator of which shall be the amount of such excess, and the denominator of which shall be 15,959,000. If requested by Seller, Buyer will furnish to Seller its calculation of such worldwide consolidated sales for calendar years 1998 (a partial year) and 1999.

     2.4 ALLOCATION OF PURCHASE PRICE.

          (a) The parties agree to allocate the aggregate of the Purchase Price and the Assumed Liabilities (collectively, the "AGGREGATE PURCHASE PRICE"), among the respective portions of the Operations grouped by country in accordance with an allocation schedule to be prepared by the Buyer at its expense. Such allocation schedule shall be prepared in accordance with section 1060 of the Code and shall be based on an appraisal or appraisals conducted by an independent appraiser or appraisers chosen by the Buyer. Notwithstanding the provisions of any Foreign Acquisition Agreement, no Seller shall be entitled to receive from any Buyer Party any amount in excess of the respective amounts set forth on such allocation schedule on account of the sale to the Buyer Parties of such Seller's Operations.

          (b) The Aggregate Purchase Price allocated to the Domestic Operations pursuant to Section 2.4(a) shall be allocated among the Domestic Assets in accordance with an allocation schedule to be prepared by the Buyer and approved by Seller which will not be unreasonably withheld. Such allocation schedule shall be prepared in accordance with section 1060 of the Code and shall be based on the appraisal or appraisals provided for in Section 2.4(a). The Aggregate Purchase Price allocated to the Foreign Operations in each country pursuant to Section 2.4(a) shall be allocated among the Foreign Assets in such country in accordance with an allocation schedule to be prepared by the Buyer. Such allocation schedule shall be prepared in accordance with the requirements of the applicable tax law of such country and shall be based on the appraisal or appraisals provided for in Section 2.4(a).

          (c) In connection with the determination of the foregoing appraisal or appraisals and allocation schedules, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedules.

          (d) In no event shall the allocation change the Purchase Price as provided in Section 2.2.

     2.5 ASSUMPTION OF LIABILITIES.

     (a) Subject to the terms and conditions set forth herein and in the respective Foreign Acquisition Agreements, at the respective Closings the Buyer Parties shall assume and agree to pay, honor and discharge when due all of the liabilities of the Sellers and of Howard Leight (Europe) Limited relating to the Operations unasserted and existing at or arising on or after the Closing Date, including but not limited to Taxes other than Income Taxes (collectively, the "ASSUMED LIABILITIES"), except that Buyer shall not assume nor shall the term "ASSUMED LIABILITIES" include the "EXCLUDED LIABILITIES" as defined in Section
2.6 below.

     (b) At the Domestic Closing, the Buyer shall, or shall cause one of the Buyer Parties to, assume the Assumed Liabilities relating to the Domestic Operations by executing and delivering an assumption agreement in a form reasonably satisfactory to Seller (the "ASSUMPTION AGREEMENT"). At each Foreign Subsidiary Closing, the respective Buyer Party purchasing or otherwise acquiring Foreign Subsidiary Assets shall assume the related Foreign Subsidiary Assumed Liabilities in accordance with the respective Foreign Acquisition Agreement.

     2.6 EXCLUDED LIABILITIES.

     Notwithstanding the provisions of Section 2.5 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to the Buyer, neither the Buyer nor any Buyer Party shall be obligated to assume or become liable for any of the liabilities, obligations, debts, contracts or other commitments of any of the Sellers of any kind whatsoever, known or unknown, fixed or contingent, now existing or hereafter arising, which shall relate to:
(a) liabilities and obligations for federal, state, local, foreign or other income taxes arising in connection with the Operations for periods ending on or prior to the Closing Date or arising as a result of the transactions contemplated by this Agreement and the Collateral Agreements, (b) liabilities and obligations of which any of the Sellers had Knowledge, or relating to or arising out of any facts or circumstances of which Sellers had Knowledge, (c) liabilities and obligations arising out of or in connection with the purchase, sale, lease, use, storage, maintenance of any of the assets described on
Schedule 2.6(c), (d) liabilities and obligations of or arising with respect to Howard Leight Co. GmbH Optac OHG, Howard Leight GmbH, and Howard Leight International, Inc., (e) liabilities and obligations in excess of those which are reasonable in the context of the transactions contemplated hereby incurred in connection with the preparation of this Agreement, the Collateral Agreements and the consummation of the transactions contemplated hereby, including, but not limited to, legal and accounting fees, (f) liabilities and obligations based upon illegal conduct, (g) liabilities and obligations arising under any agreement with employees as a result of the consummation of the transactions contemplated by this Agreement and the Collateral Agreements, and (h) any liabilities and obligations with respect to those employees of Seller listed in
Schedule 2.6(h).

     2.7 CONSENT OF THIRD PARTIES.

     Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of the Buyer or Seller thereunder; and any transfer or assignment to the Buyer by Seller of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Seller will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the interest of any such instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller, as the case may be, as agent, if economically feasible, PROVIDED that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consent or approval had been obtained. Nothing in this Section 2.7 shall be deemed a waiver by the Buyer of its right to have received on or before the Closing an effective assignment of all of the Assets nor shall this Section 2.7 be deemed to constitute an agreement to exclude from the Assets any assets described under Section 1.1.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER.

     The Seller hereby represents and warrants the following to Buyer, which representations and warranties shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing:

     3.1 ORGANIZATION. The Seller and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its State or Country of incorporation as set forth on SCHEDULE 3.1 and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted. To the Knowledge of Sellers, each of the Seller and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification. The Seller has, prior to the execution and delivery of this Agreement, made available to Buyer, certified copies of the Articles of Incorporation and bylaws of the Seller and each Subsidiary, each as in effect on the date hereof. The minute books, stock certificate books and stock transfer ledgers of the Seller and each Subsidiary (collectively, the "Corporate Books"), copies of which have been provided by the Seller to Buyer as provided in SECTION 3.35, are complete and correct and properly reflect all material transactions involving the business and operations of the Seller and each Subsidiary, provided that the representation in this sentence shall be qualified to the Knowledge of Sellers, except with respect to said stock certificate books and stock transfer ledgers.

     3.2 AUTHORIZED CAPITALIZATION; OUTSTANDING STOCK. The authorized capital stock of the Seller and each Subsidiary is set forth on SCHEDULE 3.2. SCHEDULE
3.2 sets forth the number and class of shares of capital stock of the Seller and each Subsidiary that are issued and outstanding, the name of the legal and beneficial holder thereof together with the certificate number and the number of outstanding shares evidenced thereby and the percentage of the aggregate issued and outstanding shares of such class of capital stock so held by such holder. Such shares are owned beneficially and of record by such holders and each such holder has good and valid title to such shares so owned by it/him/her free and clear of all Liens. Such shares have been duly authorized, are validly issued and are fully paid and non-assessable and free of preemptive rights and have not been issued in violation of any securities laws. There are no outstanding rights, warrants, options or agreements with respect to any class of capital stock of the Seller or any Subsidiary.

     3.3 SUBSIDIARIES. Except as set forth on SCHEDULE 3.3, the Seller has no Subsidiaries. Neither the Seller or any Subsidiary is a party to any partnership agreement or understanding or joint venture agreement or understanding.

     3.4 AUTHORITY; BINDING EFFECT. Each of the Seller and the Subsidiaries has full power, authority and capacity to execute and deliver this Agreement and the Collateral Documents to which the Seller or such Subsidiary is a party and to perform the transactions required of the Seller or such Subsidiary thereunder and at the Closing. Each of this Agreement and the Collateral Documents to which the Seller or any Subsidiary is a party has been duly authorized, executed and delivered by the Seller or such Subsidiary, as the case may be, and constitutes the legal, valid and binding obligations of the Seller or such Subsidiary, as the case may be, enforceable against the Seller or such Seller, as the case may be, in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     3.5 NON-CONTRAVENTION. Except as set forth in Schedule 3.5, neither the execution and delivery by the Seller or any Subsidiary of this Agreement or any Collateral Agreement to which the Seller or such Subsidiary is a party nor the consummation by the Seller or such Subsidiary of the transactions contemplated thereby (a) will violate any provision of the Articles of Incorporation or bylaws of the Seller or any Subsidiary, (b) to the Knowledge of Sellers will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, writ, injunction, award, judgment or decree applicable to the Seller or any Subsidiary, (c) to the Knowledge of Sellers will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which the Seller or any Subsidiary is a party or to which any of the assets or properties of the Seller or any Subsidiary are subject, or (d) will result in the creation of any Lien upon any of the capital stock, property or assets of the Seller or any Subsidiary. Except for the HSR Approval, neither the execution or delivery by the Seller or any Subsidiary of this Agreement or any Collateral Agreement to which the Seller or such Subsidiary is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     3.6 FINANCIAL STATEMENTS.

     (a) The Audited Financial Statements (true, correct and complete copies of which are attached hereto as SCHEDULE 3.6(A)) (i) have been, or when delivered will be, prepared in accordance with GAAP, (ii) are, or when delivered will be, true, accurate and complete, and (iii) fairly and accurately present or, when delivered will fairly and accurately present, the properties, assets, liabilities, financial positions and results of operations of the Seller and each Subsidiary as of the respective dates and for the respective periods covered thereby.

     (b) The Interim Financial Statements (attached hereto as Schedule 3.6(b)) and the Subsequent Monthly Financial Statements delivered pursuant to Section
5.4 (i) are, or when delivered will be, true, accurate and complete, and (ii) fairly and accurately present, or when delivered will fairly and accurately present, the properties, assets, liabilities, financial positions and results of operations of the Seller and each Subsidiary as of the respective dates and for the respective periods covered thereby (subject to normal year-end adjustments).

     (c) To the Knowledge of Sellers, as of December 31, 1996, neither the Seller nor any Subsidiary had any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise) which, under GAAP, should have been but which were not reflected or reserved against in the 1996 Financial Statements. To the Knowledge of Sellers, since December 31, 1996 neither the Seller nor any Subsidiary has incurred any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise), including, without limitation, any items of litigation, except any such liabilities or obligations (i) arising under and in compliance with the Contracts to which the Seller or any Subsidiary is a party, (ii) incurred in the ordinary course of business of the Seller or any Subsidiary, and (iii) such other liabilities or obligations as are set forth in SCHEDULE 3.6(C).

     (d) The accounting books and records of the Seller and each Subsidiary (i) are accurate, correct and complete, (ii) are current in a manner consistent with past practice, and (iii) have recorded therein all of the properties, assets and liabilities of the Seller and each Subsidiary (except where the failure to so record would not violate GAAP).

     (e) The Seller will use its best efforts to deliver to the Buyer the 1997 Financial Statements on or before February 15, 1998. In connection with the end of such fiscal year, each Seller will conduct its business in the ordinary course and will not accelerate shipments or delay the purchase of goods or services in an effort to increase operating earnings for such year. The balance sheet included in the 1997 Financial Statements, on a combined basis with the balance sheets for such period for Howard Leight de Mexico S.A. de C.V. and Howard Leight (Europe) Ltd., shall reflect a combined net worth (excluding from the computation of net worth for this purpose cash in excess of $1,000,000) of at least US $10,716,000 and combined working capital (consisting of combined current assets (excluding from such assets for this purpose cash in excess of $1,000,000) less combined current liabilities) (the "1997 Working Capital") of at least $5,495,000, including at least $1,000,000 in cash.

     3.7 INTERIM CHANGES. Since December 31, 1996, the business of the Seller and each Subsidiary has been operated in the ordinary course consistent with prior practice and, except as set forth on SCHEDULE 3.7, neither the Seller nor any Subsidiary has (nor has it authorized or proposed or entered into any contract, agreement, commitment or arrangement to do any of the following):

          (i) suffered any Material Adverse Effect;

          (ii) incurred any obligation or liability, absolute, accrued or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

          (iii) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Audited Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

          (iv) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the Business;

          (v) sold, transferred, leased to others or otherwise disposed of any of the assets used in the Operations, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

          (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

          (vii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

          (viii)  made  any  change  in  the  rate  of   compensation,
     commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, salesman, distributor or agent of any Seller relating to the Business;

          (ix) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

          (x) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising, or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

          (xi) made any capital expenditures or capital additions or improvements in excess of an aggregate of $100,000;

          (xii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or the Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $10,000;

          (xiii) entered into any transactions, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

          (xiv) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

     3.8 OWNED AND LEASED PROPERTY.

     (a) Except as disclosed in Schedule 3.8(a), the Sellers have good title to all the Assets free and clear of any and all Liens other than Permitted Liens. The Assets comprise all assets and services required for the continued conduct of the Business by the Buyer as now being conducted. The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, Contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by the Buyer, and the Excluded Assets). Except for Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any Person other than the Sellers that will not be leased or licensed to the Buyer under valid, current leases or license arrangements. The Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and, to the Knowledge of the Sellers, there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

     (b) All leases and subleases pursuant to which the Seller or any Subsidiary
(i) leases (whether as lessee or lessor) its Tangible Personal Property, or (ii) leases or has leased any real property as lessor or lessee (the "Leased Real Property") are set forth on SCHEDULE 3.8(B). Such leases and subleases (other than the leases identified on SCHEDUlE 3.8(B) as no longer in effect) are in good standing and are valid and binding against the Seller or such Subsidiary, as the case may be, and, to the Knowledge of the Seller, the other parties thereto in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting creditors' rights generally (whether considered in a proceeding in equity or at law), and there is not under any of such leases or subleases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, by the Seller or any Subsidiary or, to the Knowledge of the Seller, any Person from or to whom the Seller or any Subsidiary leases or subleases such Tangible Personal Property or Leased Real Property. None of the rights of the Seller or any Subsidiary under any of such leases or subleases is subject to termination or modification as the result of the transactions contemplated by this Agreement or any Collateral Agreement.

     (c) To the Knowledge of Sellers, all components of all buildings, structures and other improvements included within the Properties (the "Improvements"), including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, waste treatment, paving and parking equipment, systems and facilities included therein, are in compliance with all laws, rules, regulations, ordinances and legal and insurance requirements and are in good working order and repair (ordinary wear and tear excepted). To the Knowledge of Sellers, all potable water and all gas, electrical, steam, compressed air, telecommunication, and other similar systems serving or necessary to serve all or any part of the Properties are installed and operating and are sufficient to enable such Properties to continue to be used and operated in the manner currently being used and operated and any associated charges have been fully paid. To the Knowledge of Sellers, each such utility or other service is provided by a public utility and enters the applicable Property from an adjacent public street. To the Knowledge of Sellers, each Improvement has direct access to a public street adjoining the Property on which such Improvement is situated and no existing access-way crosses or encroaches upon any property or property interest not owned by the Seller or a Subsidiary. To the Knowledge of Sellers, no Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Properties.

     (d) All real property owned by the Seller or any Subsidiary on or prior to the date hereof is set forth on Schedule 3.8(d) (the "Owned Real Property").

     (e) To the Knowledge of Sellers, the Properties and the use thereof are both in compliance with all applicable laws, by-laws, zoning or use ordinance, rules, regulations and legal and insurance requirements (collectively, "Real Property Laws"). To the Knowledge of Sellers, neither the Seller nor any Subsidiary has received any work orders or notice of any defect in the construction or state of repair of any of the Properties or notice of any violation or claimed violation of any Real Property Law or of any changes or proposed changes to Real Property Laws which will adversely affect the current use of any of the Properties. To the Knowledge of Sellers, the Properties and their continued use, occupancy and operation as currently used, occupied and operated do not constitute a nonconforming use under any Real Property Law and the continued existence, use, occupancy and operation of each Improvement, and the right and ability to repair and/or rebuild such Improvement in the event of casualty, is not dependent on any special permit, exception, approval or variance. To the Knowledge of any Seller there is no pending or anticipated change in any Real Property Law which would have an adverse effect upon the ownership, alteration, use, occupancy or operation of any of the Properties or any portion thereof, or upon the reconstruction of any Improvement in the event of a casualty. No dispute currently exists with any Governmental Authority with respect to any Real Property Law or the application thereof to any of the Properties. There are no encroachments upon any of the Properties and the Improvements situated upon such Properties do not encroach upon or violate any rights or way, easements or the lands of others unless otherwise set forth in the title insurance policy or survey attached hereto as Schedule 3.8(e). There are no violations of law or rule with respect to water supply, sewage or waste disposal facilities. No portion of any of the Properties has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition. Except as set forth on Schedule 3.8(e), no portion of any of the Properties is located in a special flood hazard area as designated by federal governmental authorities nor is any portion of the Properties subject to conservation authority regulation.

     (f) To the Knowledge of Sellers,  neither the Seller nor any Subsidiary has
received  any  notice  of  any  special   assessment  or  condemnation   from  a
Governmental Authority with respect to any of the Properties.

     (g) Except as set forth on Schedule 3.8(g), neither the Seller nor any Subsidiary owns, holds or is obligated under, or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of all or any part of the Properties or any interest therein. Except as set forth on SCHEDULE 3.8(G) neither the Seller nor any Subsidiary is a lessor, sublessor or grantor under any contract granting to another Person any right to the possession, use, occupancy or enjoyment of all or any part of the Properties or any interest therein.

     3.9 ENVIRONMENTAL MATTERS.

     (a) PERMITS. To the Knowledge of Sellers, all Environmental Permits are identified in Schedule 3.9(a), and the Sellers currently hold, and at all times have held, all such Environmental Permits necessary to the Business, and all such Environmental Permits shall be validly transferred to the Buyer on the Closing Date. No Seller has been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

     (b) NO VIOLATIONS. To the Knowledge of Sellers and their respective Affiliates (other than family members), the Sellers and their Affiliates (other than family members) have complied and are in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the Real Property (and the use, ownership or transferability thereof) and the Business. To the Knowledge of Sellers, no Person has alleged any violation by any Seller and their respective Affiliates (other than family members) of any Environmental Permits or any applicable Environmental Law relating to the conduct of the Business or the use, ownership or transferability of the Real Property.

     (c) NO ACTIONS. Except as set forth in Schedule 3.9(c), to the Knowledge of Sellers, none of the Sellers or any of their respective Affiliates (other than family members) has caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any Real Property, the Assets or other properties or assets owned, leased or used by the Sellers held for use in connection with, necessary for the conduct of, or otherwise material to, the Business, or (ii) the past or present use, management, handling, transport, treatment, generation, storage or Release of any Hazardous Substances, except for any such liabilities and obligations that, individually and in the aggregate, are not material to the Business and have not had or resulted in, and will not have or result in, a Material Adverse Effect.

     (d) OTHER.  Except as set forth in Schedule  3.9(d) and to the Knowledge of
Sellers:

          (i) None of current or past operations, or any by-product thereof, and none of the currently or formerly owned property or assets of any Seller used in the Business, including without limitation the Assets and the Real Property, is related to or subject to any investigation or evaluation by any Governmental Authority, as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Substances.

          (ii) No Seller is subject to any outstanding order, judgment, injunction, decree or writ from, or contractual or other obligation to or with, any Governmental Authority or other Person in respect of which the Buyer may be required to incur any Environmental Liabilities and Costs arising from the Release or threatened Release of a Hazardous Substance.

          (iii) None of the Real Property is, and no Seller nor any of their respective Affiliates (other than family members) has transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the Assets or the Real Property to any location that is, listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action.

          (iv) No work, repair, construction or capital expenditure is required or planned in respect of the Assets pursuant to or to comply with any Environmental Law, nor have any of the Sellers and their respective Affiliates (other than family members) received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Business and is in the ordinary course of business.

     (e) FULL DISCLOSURE. To the Knowledge of Sellers, the Sellers have disclosed and made available to the Buyer all information, including without limitation all studies, analyses and test results, in the possession, custody or control of any Seller and their respective Affiliates other than family members relating to (i) the environmental conditions on, under or about the Real Property, and (ii) Hazardous Substances used, managed, handled, transported, treated, generated, stored or Released by any Seller or any other Person at any time on any Real Property, or otherwise in connection with the use or operation of the properties or assets used in or held for use in connection with the Business.

     (f) USTS. To the Knowledge of Sellers, there are no underground or above-ground storage tanks (whether or not currently in use) located on or under any real property currently owned, operated or leased by the Seller or any Subsidiary, and no underground tank previously located on any real property currently owned, operated or leased by the Seller or any Subsidiary has been removed from that property.

     (g) LITIGATION. Neither the Seller, any Subsidiary nor any of the currently or formerly owned or operated property used by the Seller or any Subsidiary is the subject of any pending or, to the Knowledge of the Seller, threatened federal, state or local enforcement action, investigation, remedial action, litigation, claim or notice by any Person under any Environmental Laws.

     3.10 INTELLECTUAL PROPERTY RIGHTS.

     (a) TITLE. Schedule 3.10(a) contains a complete and correct list of all Intellectual Property that is owned by any Seller and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Business (the "OWNED INTELLECTUAL PROPERTY") other than (i) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information and (ii) Intellectual Property that is both not registered or subject to application for registration and not material to the Business. The Sellers own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property Assets, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. To the Knowledge of Sellers, the Intellectual Property Assets comprise all of the Intellectual Property necessary for the Buyer to conduct and operate the Business as now being conducted by the Sellers.

     (b) TRANSFER. At the Closing, Seller shall assign all rights Seller has with respect to the Owned Intellectual Property and Buyer will then have a right to use all other Intellectual Property Assets, free from any Liens (other than Permitted Liens) and on the same terms and conditions as in effect prior to the Closing. On or prior to the Closing Date, Seller shall have obtained the right to transfer any Intellectual Property Assets to Buyer held by third parties. Buyer will be responsible for recording fees.

     (c) NO INFRINGEMENT. To the Knowledge of the Sellers, the conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the Knowledge of the Sellers, none of the Intellectual Property Assets is being infringed or otherwise used or available for use, by any other Person.

     (d) LICENSING ARRANGEMENTS. Schedule 3.10(d) sets forth all agreements, arrangements or laws (i) pursuant to which any Seller has licensed Intellectual Property Assets to, or the use of Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person and (ii) pursuant to which any Seller has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). All of the agreements or arrangements set forth on Schedule 3.10(d) (x) are in full force and effect in accordance with their terms and no default exists thereunder by any Seller, or to the Knowledge of any Seller by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. The Seller has delivered to the Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 3.10(d). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, the Sellers in respect of any Intellectual Property are disclosed in the Audited Financial Statements.

     (e) NO INTELLECTUAL PROPERTY LITIGATION. Except as set forth in Schedule 3.10(e), no claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of the Sellers threatened which
(i) challenges the rights of the Sellers in respect of any Intellectual Property Assets, (ii) asserts that any Seller is infringing or otherwise in conflict with, or is, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.10(d). Except as set forth in Schedule 3.10(e), none of the Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Sellers.

     (f) DUE REGISTRATION, ETC. To the Knowledge of Sellers, the Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and to the Knowledge of Sellers, the Sellers or their agents have taken such other actions, to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

     (g) USE OF NAME AND MARK. There are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Buyer's right to use the name and mark "Howard Leight" in the conduct of the Business as presently carried on by the Sellers or as such Business may be extended by the Buyer.

     3.11 LITIGATION. Except as set forth on Schedule 3.11, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the Knowledge of Sellers, threatened against or relating to any Seller in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement. To the Knowledge of Sellers, except as set forth in such Schedule 3.11, no citations, fines or penalties have been asserted against any Seller since December 31, 1993, under any Environmental Law or any foreign, federal, state or local law relating to occupational health or safety.

     No Seller is subject to any order, writ, injunction, judgment or decree. To the Knowledge of Sellers, all notices required to have been given to any insurance company insuring against any action, suit, order, award, judgment, injunction, decree, claim or other proceeding in connection with the Assets or any Seller have been timely and duly given and, no insurance company has asserted, orally or in writing, that any such action, suit, order, award, judgment, injunction, decree, claim or other proceeding is not covered by the applicable policy relating thereto.

     3.12 TAXES.

     (a) For the purposes of this Section 3.12(a) only, the term "Taxes" shall exclude Withholding Taxes and Income Taxes. To the Knowledge of Sellers, each of the Sellers has (or by the Closing will have) duly and timely filed all Tax Returns relating to the Business with respect to Taxes required to be filed on or before the Closing Date. Except for Taxes set forth on Schedule 3.12(a), which are being contested in good faith and by appropriate proceedings, the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the Tax Returns, (ii) all deficiencies and assessments of Taxes of which notice has (or by the Closing Date will have) been received by any Seller that are or may become payable by the Buyer or another Buyer Party or chargeable as a lien upon the Business, and (iii) all other Taxes due and payable on or before the Closing Date for which neither filing of Tax Returns nor notice of deficiency or assessment is required, of which any Seller has Knowledge that are or may become payable by the Buyer or another Buyer Party or chargeable as a lien upon the Business.

     (b) Each of the Sellers has (or by the Closing will have) duly and timely filed all Tax Returns relating to the Business with respect to Income Taxes required to be filed on or before the Closing Date ("Income Tax Returns"). The following Income Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Income Taxes shown to be due on the Income Tax Returns, and
(ii) all deficiencies and assessments of Income Taxes of which notice has (or by the Closing Date will have) been received by any Seller.

     (c) Except as set forth on Schedule 3.12(c), To the Knowledge of Sellers no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes, Income Taxes, and no power of attorney with respect to any such Taxes, has been filed with the IRS or any other Governmental Authority.

     (d) Except as set forth on Schedule  3.12(d),  to the  Knowledge of Sellers
(i) there are no Taxes asserted in writing by any Governmental Authority to be due and (ii) no issue has been raised in writing by any Governmental Authority in the course of any audit with respect to Taxes. Except as set forth on
Schedule 3.12(d), no Taxes are currently under audit by any Governmental Authority. Except as set forth on Schedule 3.12(d), neither the IRS nor any other Governmental Authority is now asserting or, to the best knowledge of any Seller, threatening to assert against any Seller any deficiency or claim for additional Taxes or any adjustment of Taxes that would, if paid by the Buyer, have a Material Adverse Effect, and there is no reasonable basis for any such assertion of which any Seller is or reasonably should be aware.

     (e) No Buyer Party will be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Business to such Buyer Party.

     (f) Except as set forth on Schedule 3.12(f), there is no litigation or administrative appeal pending or, to the Knowledge of any Seller, threatened against or relating to any Seller in connection with Taxes.

     (g) To the Knowledge of Sellers, all Taxes required to be withheld by or on behalf of the Sellers in connection with amounts paid or owing to any employee, independent contractor, creditor or other party with respect to the Business ("WITHHOLDING TAXES") have been withheld, and such withheld taxes have either been duly and timely paid to the proper Governmental Authorities or set aside in accounts for such purpose.

     3.13 COMPLIANCE WITH APPLICABLE LAW.

     (a) To the Knowledge of Seller, the Seller and each Subsidiary has all licenses, permits, approvals and other authorizations as are required or are necessary in order to enable it to own and occupy its Properties and conduct its business as currently conducted and each such license, permit, approval and other authorization is in full force and effect or will be by the Closing Date and no violations are or have been recorded in respect thereof and no proceeding is pending or threatened to revoke or limit any such license, permit, approval or other authorization. To the Knowledge of Sellers, neither the Seller nor any Subsidiary has violated or failed to comply with any, and the operations of the business of the Seller and each Subsidiary is in compliance with all, federal, state, foreign and/or local laws, statutes, codes, orders, writs, injunctions, judgments, awards, plans, decrees, ordinances, rules and regulations or any other requirement of any Governmental Authority. Neither the Seller nor any Subsidiary has received notice of any violation of, or liability or responsibility under, any applicable federal, state, foreign, or local law, statute, code, order, writ, injunction, judgment, awards, plan, ordinance, decree, rule or regulation or any other requirement of any Governmental Authority and neither the Seller nor any Subsidiary has received notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

     (b) Schedule 3.13(b) sets forth all Contracts with any Governmental Authority.

     3.14 CONTRACTS.

     (a) To the Knowledge of Sellers, Schedule 3.14(a) contains a complete and correct list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below (x) by which any of the Assets are bound or affected or (y) to which any Seller is a party or by which it is bound in connection with the Business or the Assets (the "CONTRACTS"):

          (i)  leases,  licenses,   permits,   franchises,   insurance
     policies, Governmental Approvals and other contracts concerning or relating to the Real Property;

          (ii) employment, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants;

          (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

          (iv) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

          (v) brokerage or finder's agreements;

          (vi) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

          (vii) asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any Assets other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

          (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services arising other than in the ordinary course of business consistent with past practices;

          (ix) contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $100,000 per annum or $200,000 in the aggregate;

          (x) sales agency, manufacturer's representative, marketing or distributorship agreements;

          (xi) contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

          (xii) master lease agreements providing for the leasing of both (A) personal property primarily used in, or held for use primarily in connection with, the Business and (B) other personal property;

          (xiii)   contracts,   agreements  or  commitments  with  any
     employee, director, officer, stockholder or Affiliate of any Seller; and

          (xiv) any other contracts, agreements or commitments that are material to the Business.

     (b) To the Knowledge of Sellers, the Sellers have delivered to the Buyer complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts, set forth or required to be set forth in Schedule 3.14(a).

     (c) All Contracts are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of any Seller or, to the best knowledge of any Seller, any other party thereto except as set forth in Schedule 3.14(c) and except for such events or conditions that, individually and in the aggregate, (i) has not had or resulted in, and will not have or result in, a Material Adverse Effect and (ii) has not and will not materially impair the ability of any Seller to perform their respective obligations under the Foreign Acquisition Agreements and under the Collateral Agreements. Except as set forth in Schedule 3.14(c), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement, any of the Foreign Acquisition Agreements or any of the Collateral Agreements or the consummation of the transactions contemplated thereby.

     3.15 BENEFIT PLANS.

     (a) SCHEDULE 3.15 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), employment, consulting, severance or similar contracts, arrangements or policies and each agreement, commitment, plan, policy or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, medical benefits, dental benefits, disability benefits, sick leave, cafeteria or flexible spending, dependent care, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' benefit association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, post-retirement benefits or other forms of incentive compensation or benefits, social security and other employee fringe benefit plans, domestic or foreign, entered into or maintained (or required to be maintained under any governmental law or regulation), or contributed to, by Seller, any Subsidiary or any other corporation, trade or business which is now, or at the relevant times was, a member of a controlled group of corporations, trades or businesses with the Seller or any Subsidiary, as defined in Sections 414(b) or (c) of the Code ("ERISA Affiliate") for the benefit of its employees or former employees (all of the foregoing being herein called "Benefit Plans").

     (b) The Seller has delivered to Buyer true and complete copies of all such Benefit Plans (or a written description of any unwritten Benefit Plan), any related trust agreements and insurance contracts, and all amendments thereto and any written interpretations thereof together with, where applicable, (i) the most recent summary plan description, (ii) the three most recent annual reports (Form 5500 series, including all schedules thereto) prepared in connection with any such Benefit Plan, and (iii) the three most recent actuarial valuation reports prepared in connection with any such Benefit Plan.

     (c) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been so qualified and no event has occurred since the date of such determination that would adversely affect such qualification; each trust created under any such Benefit Plan is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. The Seller has provided Buyer with the most recent determination letters from the Internal Revenue Service relating to such Benefit Plans and such determination letter includes any new or modified requirements under the Tax Reform Act of 1986 and subsequent legislation enacted thereafter. Each Benefit Plan is and has been administered in all respects in accordance with its terms, and ERISA, the Code and any other applicable statute, order or governmental rule or regulation. There are no investigations by any governmental authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings pending, or to the knowledge of the Seller, threatened or anticipated, against or involving any Benefit Plan or asserting any rights or claims to benefits under Benefit Plan that could give rise to any liability on the part of the Seller or any Subsidiary.

     (d) No Benefit Plan listed on SCHEDULE 3.15 is (i) a plan subject to the minimum funding requirements of Title I of ERISA or Section 412 of the Code or Title IV of ERISA or (ii) a "multiemployer plan"(within the meaning of Section 3(37) of ERISA.), (iii) a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA. Neither the Seller nor any Subsidiary or ERISA Affiliate has ever contributed to or had an obligation to contribute to any multiemployer plan or multiple employer plan.

     (e) With respect to any Benefit Plan which is an "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not terminated, currently or formally maintained or contributed to by the Seller, any Subsidiary or any ERISA Affiliate, no liability currently exists and no event has occurred and no condition exists, which could subject the Seller or any Subsidiary, directly or indirectly (through an indemnification agreement or otherwise), to any liability, including, without limitation, any liability for prohibited transactions (as defined in Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty under Title I of ERISA or any liability under Title IV of ERISA (including, but not limited to, Section 409 or 502(i) of ERISA) or
Section 412, 4971, 4975 or 4980B of the Code. The Seller has not engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

     (f) Except as set forth on SCHEDULE 3.15(F), neither the Seller nor any Subsidiary is a party to any contract, agreement, plan or arrangement covering any employee or former employee that, individually or collectively could give rise to the payment of, nor is the Seller or any Subsidiary otherwise required or obligated to make any payment, that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (g) Except as set forth in SCHEDULE 3.15(G), no Benefit Plan or other agreement of the Seller or any Subsidiary entitles any employee or other person to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit of such type solely as a result of the transactions contemplated by this Agreement. Neither the Seller or any Subsidiary has communicated to employees or other persons any additional Benefit Plan not set forth in SCHEDULE 3.15(G) or any change in or termination of any existing Benefit Plans.

     3.16 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 3.16, neither the Seller nor any Subsidiary is a party to any contract, agreement or other arrangement with any of its shareholders, officers, directors, employees or Affiliates.

     3.17 INSURANCE. To the Knowledge of Sellers, each insurance policy which is currently in effect that insures the business, property (whether real or personal), operations, employees, directors or officers of the Seller or any Subsidiary is listed on SCHEDULE 3.17 (collectively, the "Insurance Policies") and is in full force and effect, the premiums due thereunder have been paid as they became due and payable and neither the Seller nor any Subsidiary has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. To the Knowledge of Sellers, such policies are sufficient for compliance with all requirements of law. SCHEDULE 3.17 sets forth all claims made by any Seller under any Insurance Policy during the past three years and to the Knowledge of the Seller there is no basis on which a claim should or could be made under any such policy with respect to any Seller. Neither the Seller nor any Subsidiary has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on SCHEDULE 3.17 will not be available in the future on substantially the same terms as now in effect.

     3.18 LABOR RELATIONS.

     (a) No work stoppage against the business of the Seller or any Subsidiary is pending or, to the Knowledge of the Seller, is threatened. Neither the Seller nor any Subsidiary is involved in or, to the Knowledge of the Seller, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any of the employees of the Seller or any Subsidiary with respect to their respective businesses. Other than those described on SCHEDULE 3.18(A), there are no unwritten personnel policies, rules, practices or procedures applicable to employees of the Seller or any Subsidiary, and no employee of the Seller or any Subsidiary is on long-term disability leave, extended absence leave or is receiving workers' compensation benefits.

     (b) Except as set forth on  SCHEDULE  3.18(B),  neither  the Seller nor any
Subsidiary:

          (i) is liable for any accrued bonus compensation, vacation pay, severance pay or arrears of wages except as reflected on the Financial Statements;

          (ii) is currently involved in or has had any activity or proceedings by a labor union or representative thereof to organize any of its employees and no such activity or proceeding is or has been threatened against the Seller or any Subsidiary;

          (iii) is subject to any pending or, to the Knowledge of the Seller, threatened complaints or investigations involving the Seller or any Subsidiary by any Person responsible for the investigation and enforcement of any foreign, federal, state or local labor, employment or discrimination laws, statutes, public policies, orders, regulations, ordinances or other requirements respecting any labor, employment and employment practices, discrimination, terms and conditions of employment, or wages and hours; or

          (iv) is bound by or is party to any collective bargaining or similar agreement.

     3.19 LOCATION OF OFF SITE ASSETS. Except as set forth on Schedule 3.19, all of the Tangible Personal Property owned or leased by the Seller or any Subsidiary is located on the Properties owned or leased by the Seller or any Subsidiary as of the date hereof.

     3.20 INVENTORIES. All inventory of each of the Sellers has been and will be acquired in the ordinary course of business and consistent with its prior practice. All of the inventory of each of the Sellers is reflected in the Financial Statements, has been, and as of the Closing will be valued at the lower of cost (determined on a first-in first-out basis) or market value in accordance with GAAP. Schedule 3.20 sets forth the standard inventory write-down policy for the Sellers as reflected on and consistently applied with respect to the Financial Statements. None of the Sellers is under any liability or obligation with respect to the return or repurchase of any goods in the possession of customers except for amounts which are not material and are consistent with historical levels of returns and allowances.

     3.21 CUSTOMERS. SCHEDULE 3.21 sets forth (a) the names and addresses of all customers of each Seller that ordered goods and services from such Seller with an aggregate value for each such customer of $100,000 or more during the twelve-month period ended October 31, 1997 and (b) the amount for which each such customer was invoiced during such period. To the Knowledge of Sellers, no Seller has received any notice or has any reason to believe that any significant customer of such Seller (i) has ceased, or will cease, to use the products, goods or services of such Seller, (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of such Seller or
(iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of such Seller, including in each case after the consummation of the transactions contemplated hereby. To the Knowledge of the Sellers, no customer described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by the Foreign Acquisition Agreements and the Collateral Agreements.

     3.22 SUPPLIERS; RAW MATERIALS. SCHEDULE 3.22 sets forth (a) the names and addresses of all suppliers from which any Seller ordered raw materials, supplies, merchandise and other goods and services with an aggregate purchase price for each such supplier of $100,000 or more during the twelve-month period ended October 31, 1997 and (b) the amount for which each such supplier invoiced such Seller during such period. No Seller has received any notice or has any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Buyer at any time after the Closing Date on terms and conditions similar to those used in its current sales to such Seller, subject to general and customary price increases. To the Knowledge of the Sellers, no supplier described in clause (a) of the first sentence of this section has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by the Foreign Acquisition Agreements and the Collateral Agreements.

     3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. Except as set forth on Schedule 3.23, to the Knowledge of Sellers, none of the Sellers, any officer, employee or agent of any Seller, or any other person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist any Seller in connection with any actual or proposed transaction relating to the Business) (i) which subjected or might have subjected any Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future, might have a Material Adverse Effect or subject any Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

     3.24 CONFIDENTIALITY. Except as set forth on SCHEDULE 3.24, the Sellers have taken all steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to the Business, including but not limited to the manufacturing or marketing of any of the Sellers' products or services.

     3.25 NO GUARANTEES. None of the obligations or liabilities of the Business or of the Sellers incurred in connection with the operation of the Business is guaranteed by or subject to a similar contingent obligation of any other Person. No Seller has guaranteed or become subject to a similar contingent obligation in respect of the obligations or liabilities of any other Person. Except as set forth in Schedule 3.25, there are no outstanding letters of credit, surety bonds or similar instruments of any Seller or any of its Affiliates in connection with the Business or the Assets.

     3.26 RECORDS. The books of account of the Sellers, insofar as they relate to or affect the Business and the Assets, are sufficient to prepare the Financial Statements in accordance with GAAP.

     3.27 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement, the Foreign Acquisition Agreements, the Collateral Agreements, and the
transactions contemplated thereby, have been carried on without the participation of any Person acting on behalf of any Seller or their respective Affiliates in such manner as to give rise to any valid claim against the Buyer or any of its subsidiaries for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to any Seller or their respective Affiliates upon consummation of the transactions contemplated hereby or thereby.

     3.28 BUSINESS DESCRIPTION. SCHEDULE 3.28 attached hereto contains an accurate and substantially complete summary description of Business and the general development of such business during the past five years, including, without limitation, (i) the percentage of total sales and revenues and income attributable to each line of business for its last two fiscal years which accounted for 10% or more of the Seller's consolidated total sales, and (ii) the extent to which any Seller makes sales to or derives revenues or makes purchases from sources located in foreign countries.

     3.29 DISCLOSURE. No representation or warranty by the Company contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of any Seller to the Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. To the Knowledge of Sellers, there is no fact (other than matters of a general economic or political nature which do not affect the Business uniquely) known to the Company that has not been disclosed by the Company to the Buyer that might reasonably be expected to have or result in a Material Adverse Effect.

     3.30 FOREIGN SUBSIDIARIES. Any additional representations and warranties of any Seller contained in each Foreign Acquisition Agreement will be true in all material respects (a) at and as of the date of such Foreign Acquisition Agreement and (b) at and as of the Closing Date thereunder with the same effect as though made at and as of such Closing Date (except as affected by the transactions contemplated thereby).

     3.31 RECEIVABLES. All receivables of any Seller (including accounts receivable, loans receivable and advances) which are reflected in the 1997 Financial Statements and outstanding as of the Closing Date, and all such receivables which will have arisen since December 31, 1997, shall have arisen only from bona fide transactions in the ordinary course of such Seller's business and shall, to the knowledge of Seller be fully collectible when due in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed consistent with Seller's prior practices as reflected on the 1996 Financial Statements.

     3.32 AGENTS. Except for agents for service of process, patent attorneys and customs brokers, neither the Seller nor any Subsidiary has designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

     3.33 WARRANTY AND PRODUCT LIABILITY CLAIMS.

     (a) Except as disclosed on SCHEDULE 3.33, to the Knowledge of Sellers, there are no warranties or guaranties under the laws under which the Sellers operate, expressed or implied, written or oral with respect to any products manufactured or sold or services rendered in connection with the Business, and no claims are pending or asserted or, to the Knowledge of the Seller, threatened that any product of the Seller or any Subsidiary was defective or caused any injury or harm to any Person or property, including all such claims or allegations relating to returns, express or implied warranty violations, failure to warn or similar matters. To the Knowledge of each Company no Person has any basis upon which to make any such claims. All pending or, to the Knowledge of any Seller, threatened or asserted claims set forth on SCHEDULE 3.33(A) are covered by insurance and are not subject to any deductibles other than the amount of the deductible set forth opposite such claim on such Schedule. There are no statements, citations or decisions by any Governmental Authority stating that any product manufactured, marketed or distributed at any time by the Seller or any Subsidiary is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority. There have been no recalls with respect to any product manufactured, marketed or distributed at any time by the Seller or any Subsidiary and, to the Knowledge of any Seller, no such recall is threatened.

     (b) SCHEDULE 3.33(B) sets forth all incidents since January 1, 1995 that have alleged to have been, or that, to the Knowledge of the Seller, could be alleged to have been, caused by any product manufactured or sold by the Seller or any Subsidiary or by any services rendered by the Seller or any Subsidiary, regardless of whether a claim therefor has been asserted or threatened against any Person.

     3.34 NO OTHER AGREEMENTS TO SELL. Neither the Seller nor any Subsidiary is a party to any agreement to sell all or a portion of any of the capital stock of the Seller or any Subsidiary or any of its assets (other than the sale of inventory in the ordinary course of business) to any Person other than Buyer.

     3.35 COPIES OF DOCUMENTS. Seller has delivered or will deliver to Buyer and its advisers on or before January 31, 1998, true, complete and correct copies of all documents referred to in this ARTICLE III or in any Schedule attached hereto.

     3.36 OFFICERS,  DIRECTORS AND KEY  EMPLOYEES.  To the Knowledge of Sellers,
SCHEDULE 3.36 sets forth the name and total compensation of each person who is now an officer or director of the Seller or any Subsidiary or an employee, consultant, agent or other representative of the Seller. Except as set forth on
SCHEDULE 3.36 and as contemplated hereby, none of such persons whose annual rate of compensation (excluding bonuses and commissions) exceeds $50,000 currently holding such a position has indicated that he or she will cancel or otherwise terminate such person's relationship with the Seller or the applicable Subsidiary. Except as disclosed on Schedule 3.36, the consummation of the transactions contemplated by the Collateral Agreements will not increase any liability or benefit right or accelerate any payment under any of the employment arrangements with persons listed in SCHEDULE 3.36.

     3.37. YEAR 2000 COMPATIBILITY. To the Knowledge of Seller, all of the computer-based systems of each Seller have been upgraded as of the Date hereof so that such systems operating and effectively processing data for dates on and after January 1, 2000, including without limitation the processing, accepting, calculating, storing and outputting of times or dates on or after such date and any time periods determined or to be determined based on such times or dates.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants the following to the Company, which representations and warranties shall be true and correct as of the date hereof and as of the Closing as if made on and as of the Closing, and no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on it.

     4.2 AUTHORITY; BINDING EFFECT. Buyer has full power, authority and capacity to execute and deliver each of this Agreement and the Collateral Agreements to which Buyer is a party and to perform the transactions required of Buyer thereunder and at the Closing. Each of this Agreement and the Collateral Agreements to which Buyer is a party has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     4.3 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Buyer Parties in such manner as to give rise to any valid claim against the Company for any brokerage or finder's commission, fee or similar compensation.

     4.4 FINANCING. To the Knowledge of Buyer, Buyer has the ability to obtain financing adequate to consummate the transactions contemplated hereby and Buyer will use its best efforts to deliver to Sellers a comfort letter from a financial institution relating thereto on or before January 25, 1998 and a commitment letter from a financial institution on or before February 10, 1998.

                                    ARTICLE V

                       FURTHER AGREEMENTS OF THE COMPANY.

     5.1 CONDUCT OF BUSINESS. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by the Buyer in writing, the Company will:

          (a) carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted (e.g. not increase the extent of sales promotions and incentives), and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

          (b) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

          (c) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business or the Assets, and comply in all material respects with all Applicable Laws applicable to it, the Assets or the Business;

          (d) not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

          (e) except as set forth on Schedule 5.1(e), not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of the Business or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

          (f) make, declare or pay, after December 31, 1997, any distributions, or dividends to shareholders of Seller except that one cash distribution, if made prior to February 1, 1998, shall be permitted in an aggregate amount not to exceed the amount of cash reflected in the 1997 Working Capital in excess of $1,000,000, provided, however, that: (i) the relative mix of cash, inventory, accounts receivable, accounts payable and other components of Working Capital at the Closing Date shall not differ materially from such relative mix at December 31, 1997 and
     (ii) the rate of capital expenditures, depreciation and repayment of long-term indebtedness for the period ending on the Closing Date shall not differ materially from such rates during 1997; and.

          (g) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 3.7.

     5.2 NO SOLICITATION. During the term of this Agreement, none of the Sellers, any of their Affiliates or any Person acting on their behalf shall (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than the Buyer and its agents and representatives), other than in the ordinary course of business or pursuant to Applicable Law and after prior written notice to the Buyer. No Seller shall sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Lien upon, or transfer any interest in, any Asset, other than in the ordinary course of business and consistent with this Agreement.

     5.3 ACCESS AND INFORMATION.

     (a) So long as this Agreement remains in effect and subject to the provisions of the existing Confidentiality Agreement between Seller and Bacou, each Seller will (and will cause each of their Affiliates and their and their Affiliates' respective accountants, counsel, consultants, employees and agents) give the Buyer, the Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such Person's properties, assets, books, contracts, commitments, reports and records relating to the Business, as the Buyer shall from time to time reasonably request. In addition, the Sellers will permit the Buyer, the Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, reasonable access to such personnel of the Sellers during normal business hours as may be necessary or useful to the Buyer, provided that access shall have been approved by Seller, in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records and information. The Sellers will keep the Buyer generally informed as to the affairs of the Business.

     (b) The Company will, and will cause each other Seller to, transfer to the Buyer at the Closing all books and records relating to the Business.

     5.4 FINANCIAL STATEMENTS. Until the Closing, on or before the 21st day of each month, the Sellers shall deliver to the Buyer unaudited consolidated financial statements of the Business as at and for the monthly period ending the last day of the preceding month (the "SUBSEQUENT MONTHLY FINANCIAL STATEMENTS"), which shall include a balance sheet and statement of income, except that such monthly financial statements for the month of December will only be available on an informal basis until the delivery of the 1997 Financial Statements. At the time that the Subsequent Monthly Financial Statements are delivered to the Buyer, the Sellers shall by such delivery be deemed to have made the representations and warranties to the Buyer with respect to such Subsequent Monthly Financial Statements set forth in Section 5.4.

     5.5 PUBLIC ANNOUNCEMENTS. Except as required by Applicable Law, the Sellers shall not, and they shall not permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer.

     5.6 FURTHER ACTIONS.

     (a) The Sellers agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Expected Closing Date.

     (b) The Sellers will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by any of them pursuant to Applicable Law in connection with the Foreign Acquisition Agreements, the Collateral Agreements, the sale and transfer of the Assets pursuant to the Foreign Acquisition Agreements and the consummation of the other transactions contemplated thereby, including but not limited to filings pursuant to the HSR Act.

     (c) The Sellers, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals and any Consents required under any Contract) necessary to be obtained by any of them in order to consummate the sale and transfer of the Assets pursuant to the Foreign Acquisition Agreements and the consummation of the other transactions contemplated thereby.

     (d) The Sellers will, and will cause each of their Affiliates to, coordinate and cooperate with the Buyer in exchanging such information and supplying such assistance as may be reasonably requested by the Buyer in connection with the filings and other actions contemplated by Section 6.2.

     (e) At all times prior to the Closing, the Sellers shall promptly notify the Buyer in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Article VIII and IX to be satisfied, promptly upon either of them becoming aware of the same.

     5.7 FURTHER ASSURANCES. Following the Closing, the Sellers shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, without expense to Sellers, to confirm and assure the rights and obligations provided for in this Agreement, the Foreign Acquisition Agreements and in the Collateral Agreements and render effective the consummation of the transactions contemplated thereby.

     5.8 LIABILITY FOR TRANSFER TAXES. The Buyer shall be responsible for the timely payment of, and shall indemnify and hold harmless the Sellers against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("TRANSFERS TAXES"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, the Foreign Acquisition Agreements and the Collateral Agreements. The Buyer shall prepare and either the Seller or Buyer (as may be required by law) shall timely file all Tax Returns required to filed in respect of Transfer Taxes. The Buyer's preparation of any such Tax Returns shall be subject to the Company's approval, which approval shall not be withheld unreasonably.

     5.9 CERTIFICATES OF TAX AUTHORITIES. On or before the Closing Date, the Seller shall use its best efforts to provide to the Buyer copies of certificates from the appropriate taxing authority stating that no Taxes are due to any state or other taxing authority for which the Buyer could have liability to withhold or pay Taxes with respect to the transfer of the Assets or the Business, PROVIDED that any failure to provide such certificates to the Buyer which is not the fault of the Sellers shall not relieve the Buyer of its obligations to enter into and complete the Closing.

     5.10 USE OF BUSINESS NAME. After the Closing, no Seller will, directly or indirectly, use or do business, or allow any Affiliate to use or due business, or assist any third party in using or doing business, under the name and mark "Howard Leight" (or any other name confusingly similar to such name and mark); provided, however, Howard S. Leight may use this name in a business totally unrelated to the safety or security business for so long as such business is controlled by Howard S. Leight, provided that for the purposes of this Agreement security shall not include any activity related to financings, insurance or property management.

     5.11 ENVIRONMENTAL ASSESSMENT. The Buyer may retain environmental consultants, including Seller's environmental consultants, to conduct an environmental assessment of the Real Property and the other assets, equipment and facilities owned, leased, operated or used by the Sellers in the Business (the "ENVIRONMENTAL ASSESSMENT"), to include physical inspections of the Real Property and such assets, equipment and facilities, review of all relevant records in the possession or custody or under the control of any Seller, review of relevant governmental agency records and contact with governmental agency personnel, conduct of sampling activities and any other investigatory activities of a scope satisfactory to the Buyer. The costs of the Environmental Assessment shall be borne by the Buyer.

     5.12 BANK ACCOUNTS. At least two weeks prior to the Closing the Company shall deliver to Buyer a list of setting forth all banks and other financial institutions with which the Company or any Subsidiary maintains an account or a safe deposit box, showing the account numbers of all such accounts and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. The Company and each Subsidiary shall cooperate with Buyer and execute all necessary documentation to effect fully any changes desired, as of the Closing, by Buyer in the persons authorized as signatories thereon or to act or deal in connection therewith.

                                   ARTICLE VI

                         FURTHER AGREEMENTS OF THE BUYER

     6.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing, except as required by Applicable Law, the Buyer shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the Company.

     6.2 FURTHER ACTIONS.

     (a) The Buyer agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Expected Closing Date.

     (b) The Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by the Buyer Parties pursuant to Applicable Law in connection with this Agreement, the Foreign Acquisition Agreements, the Collateral Agreements, the Buyer Parties' acquisition of the Assets pursuant to this Agreement the Foreign Acquisition Agreements and the consummation of the other transactions contemplated thereby, including but not limited to filings pursuant to the HSR Act.

     (c) The Buyer will coordinate and cooperate with the Sellers in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the Sellers in connection with the filings and other actions contemplated by Section 5.6.

     (d) At all times prior to the Closing, the Buyer shall promptly notify the Company in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Articles VIII and X to be satisfied, promptly upon becoming aware of the same.

     6.3 FURTHER ASSURANCES. Following the Closing, the Buyer shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Sellers, to confirm and assure the rights and obligations provided for in this Agreement the Foreign Acquisition Agreements and in the Collateral Agreements and render effective the consummation of the transactions contemplated thereby.

     6.4 POST CLOSING PAYMENT. As soon as possible following the Closing, Seller shall furnish to Buyer its internally prepared financial statements which shall be for the period commencing January 1, 1998 and ending on the Closing Date (the "Short Period"), prepared in accordance with GAAP applied on a consistent basis, which financial statements shall be prepared without giving effect to the sale of the assets to, and the assumption of the Assumed Liabilities by Buyer, which financial statements shall include the assets, liabilities and results of operations of Seller, Howard Leight de Mexico S.A. de C.V. and Howard Leight (Europe) Ltd. on a combined basis and which financial statements shall be subject to approval by Buyer, which approval shall not be unreasonably withheld. Buyer will pay to the Seller the amount of the net income of Seller for the Short Period reflected on such financial statements. In the event that Buyer and Seller disagree about the amount to be paid by Buyer to Seller pursuant to this
Section 6.4, the parties shall follow the dispute resolution process specified in the Escrow Agreement.

                                   ARTICLE VII

                  FOREIGN ACQUISITION AGREEMENTS; COOPERATION.

     7.1 FOREIGN ACQUISITION AGREEMENTS; FOREIGN CLOSINGS. Subject to the terms and conditions hereof and of the respective Foreign Acquisition Agreements, the Seller will, and will cause each other Seller to, and the Buyer will, and will cause each other Buyer Party to, perform all of its agreements and obligations under, and use all commercially reasonable efforts to consummate the transactions contemplated by, each Foreign Acquisition Agreement and each other Collateral Agreement to which it is now or hereafter a party, in each case by the Closing Date. It is the intention of the parties to this Agreement, notwithstanding the provisions of any Foreign Acquisition Agreement, that no purchase and sale contemplated by any Foreign Acquisition Agreement shall be consummated earlier than simultaneously with the Domestic Closing. Accordingly, each of the parties hereto will take such action as may be necessary to ensure that no Closing under any Foreign Acquisition Agreement occurs prior to the Domestic Closing. The representations and covenants on the part of the Sellers in each Foreign Acquisition Agreement will not be more onerous to Sellers than those which are provided in this Agreement with respect to the Domestic Assets in any material respect.

     7.2 COOPERATION. Each party shall provide the other with such cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto, in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the post-Closing matters contemplated by this Agreement, including, without limitation, the defense of any claims whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before, on or after the Closing Date, including without limitation, by making available all books and records relating thereto and employees having knowledge of the matters in controversy; PROVIDED, HOWEVER, Buyer and Seller shall only be required to make available their employees to a reasonable extent.

                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     8.1 HSR ACT NOTIFICATION. In respect of the notifications of the Buyer and the Company pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

     8.2 NO INJUNCTION, ETC. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Foreign Acquisition Agreements or the Collateral Agreements, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

                                   ARTICLE IX

                     CONDITIONS TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Buyer) on or prior to the Closing Date of the following additional conditions, which the Company agrees to use reasonable good faith efforts to cause to be fulfilled:

     9.1 REPRESENTATIONS; PERFORMANCE, ETC. The representations and warranties of the Sellers contained in this Agreement and in the Collateral Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date. Each Seller shall have duly performed and complied in all material respects with all agreements and conditions required under this Agreement and each of the Collateral Agreements to be performed or complied with by it prior to or on the Closing Date. Each Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by its duly authorized officers, to the foregoing effect.

     9.2 FOREIGN CLOSINGS. The conditions to the obligations of the Buyer Parties to consummate the transactions contemplated by the Foreign Acquisition Agreements shall have been fulfilled (or waived by the Buyer) and the respective Sellers and the respective Buyer Parties shall have, concurrently with the Domestic Closing, consummated the transactions contemplated by the Foreign Acquisition Agreements.

     9.3 CONSENTS. The Company shall have obtained and shall have delivered to the Buyer copies of (i) all Governmental Approvals required to be obtained by the Company in connection with the execution and delivery of the Foreign Acquisition Agreements and the Collateral Agreements and the consummation of the transactions contemplated hereby or thereby and (ii) all Consents (including, without limitation, all Consents required under any Contract) necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to the Foreign Acquisition Agreements and the consummation of the other transactions contemplated thereby and by the Collateral Agreements, unless the failure to obtain such Consent would not, individually or in the aggregate, have a Material Adverse Effect.

     9.4 NO MATERIAL ADVERSE EFFECT. Except as set forth in Schedule 3.11, no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since September 30, 1997, that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

     9.5 CONSULTING AND NON-COMPETITION AGREEMENTS. Howard S. Leight shall have entered into a Consulting and Non-Competition Agreement, in the form attached hereto as Exhibit B, pursuant to which such Person agrees not, to engage, either directly or indirectly, in any business competitive with the Business anywhere in the world for a period of five years.

     9.6 SUBSEQUENT FINANCIAL STATEMENTS. The Buyer shall have received the Subsequent Monthly Financial Statements. The Subsequent Monthly Financial Statements shall (a) contain no liabilities different in kind or in scope from the liabilities set forth in the Audited Balance Sheet, (b) confirm and be consistent with the information concerning the Business (including the projected results of operations) previously provided to the Buyer by the Sellers prior to the date hereof and (c) otherwise be satisfactory to the Buyer. The 1997 Financial Statements shall reflect consolidated earnings before interest and taxes of at least $10,500,000 and consolidated net worth of at least $10,716,000, such consolidated numbers to also include the results of United Kingdom operations in 1997.

     9.7 OPINION OF COUNSEL. The Buyer shall have received an opinion, addressed to it and dated the Closing Date, from counsel to the Company, who shall be reasonably acceptable to Buyer in substance and form reasonably satisfactory to the Buyer.

     9.8 CORPORATE PROCEEDINGS. All corporate and other proceedings of the Sellers in connection with the Foreign Acquisition Agreements and the Collateral Agreements and the transactions contemplated thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Buyer and its counsel, and the Buyer and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     9.9 U.S. TRANSFER DOCUMENTS. The Company shall have delivered to the Buyer at the Closing all documents, certificates and agreements necessary to transfer to the Buyer good and marketable title to the Domestic Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including without limitation:

          (a) a bill of sale, assignment and general conveyance, in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, with respect to the Domestic Assets (other than any Domestic Asset to be transferred pursuant to any of the instruments referred to in any other clause of this Section 9.9);

          (b) assignments of all Contracts, Intellectual Property and any other agreements and instruments constituting Domestic Assets, dated the Closing Date, assigning to the Buyer all of the Company's right, title and interest therein and thereto, with any required Consent endorsed thereon;

          (c) a general warranty deed, or its equivalent in the jurisdiction where the property is located, dated as of the Closing Date, with respect to each parcel of Owned Real Property reasonably satisfactory to Buyer, together with any necessary transfer declarations or other filings;

          (d) an assignment of lease, dated as of the Closing Date, with respect to each Lease in form reasonably satisfactory to Buyer, together with any necessary transfer declarations or other filings; and

          (e) certificates of title to all motor vehicles included in the Domestic Assets to be transferred to the Buyer hereunder, duly endorsed for transfer to the Buyer as of the Closing Date.

     9.10 ENVIRONMENTAL ASSESSMENT. Any Environmental Assessment or report obtained at Buyer's expense shall be in form and substance satisfactory to the Buyer and each of the financial institutions and investors providing financing to the Buyer in connection with the acquisition of the Assets and the consummation of the other transactions contemplated by this Agreement.

     9.11 TITLE POLICIES. The Buyer shall have received at Buyer's expense from a nationally recognized title insurance company (the "TITLE COMPANY") satisfactory to the Buyer (a) a fee owner's title insurance policy issued to the Buyer, and a mortgagee's policy issued to one or more lenders designated by the Buyer, with respect to each Designated Property that is an Owned Real Property, and (b) a leasehold title insurance policy issued to the Buyer, and a mortgagee's policy issued to one or more lenders designated by the Buyer, with respect to each Designated Property that is a Leased Real Property, in each case in form and substance satisfactory to the Buyer and the Buyer's lenders, together with endorsements reasonably requested by the Buyer, including, without limitation, access, zoning, comprehensive, nonimputation and contiguity endorsements, in an amount determined by the Buyer, insuring the Buyer and the Buyer's lenders and issued as of the Closing Date by the Title Company, showing the Buyer or one of the other Buyer Parties to have a fee simple title to each Designated Property that is an Owned Real Property, and a valid leasehold estate in each Designated Property that is a Leased Real Property, in each case subject only to Permitted Liens. The Company shall have delivered to the Title Company any affidavits or indemnities required by the Title Company in connection with the delivery of the owner's title policies, leasehold title policies and any mortgagee title policies issued to the Buyer's lenders.

     9.12 SURVEYS. The Buyer shall have received at Buyer's expense a survey of each Designated Property, dated within 30 days of the Closing Date, prepared by a certified or registered surveyor reasonably acceptable to the Buyer and the Title Company and certified to the Buyer, the Title Company and the Buyer's lenders, in form and substance satisfactory to the Buyer, the Title Company and the Buyer's lenders, complying with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and (a) setting forth an accurate description of each parcel of Designated Property, (b) locating all improvements, Liens (setting forth the recording information of any recorded instruments), setback lines, alleys, streets and roads, (c) showing any encroachments upon or by any improvements on the Designated Property, and (d) showing all dedicated public streets providing access to the Designated Property and the municipal address of any improvements located on the Designated Property.

     9.13 CONSENTS AND ESTOPPELS. The Buyer shall have received consents from the lessor of each Lease listed on Schedule 3.8(b) to the assignment of such Lease to the Buyer and consents from the lessor of each Lease listed on Schedule
9.13 to the mortgaging of the tenant's interest under such Lease to the Buyer's lenders but no such lessor shall be required to subordinate its interest in such lease. The Buyer shall also have received estoppel certificates addressed to the Buyer and the Buyer's lenders from the lessor of each Lease, dated within 30 days of the Closing Date, identifying the Lease documents and any amendments thereto, stating that the Lease is in full force and effect and, to the best knowledge of the lessor, that the tenant is not in default under the Lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by the tenant under the Lease and containing any other information reasonably requested by the Buyer or the Buyer's lenders. The rental payment under the Kentucky lease shall have been reduced to fair market rental (including a CPI formula if it is customary in the marketplace and reflected in the calculation of such fair market rental), provided that monthly rental at the commencement of any term shall not be less than the last months' rent prior to the commencement of such option term based on comparable rentals for a five year term, and such lease shall be revised to contain customary lease terms with respect to structural repairs and two five year renewal options at fair market rentals, provided that the monthly rental at the commencement of any option term shall not be less than the last months' rent prior to the commencement of such option term.

     9.14 FIRPTA CERTIFICATE. The Buyer shall have received a certificate of the Company, dated the Closing Date and sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of the Company and stating that the Company is not a "foreign person" within the meaning of Section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder.

     9.15 OPTION TO PURCHASE ADJACENT LOT. Howard S. Leight shall have entered into an agreement with Buyer, granting Buyer an option to acquire that certain parcel of land owned by Howard S. Leight adjacent to Seller's San Diego facility during the three year period ending December 15, 2002 for a fair market price (but not less than $750,000) to be determined by appraisals if the parties do not agree, Buyer will cooperate with Howard S. Leight in arranging for a like kind exchange. Buyer will also have sixty (60) day right of refusal if Howard S. Leight decides to sell or transfer the property at any time. If exercise of this option would have a materially adverse tax consequence to Mr. Leight (other than normal capital gain or income taxes), Buyer will cooperate with Mr. Leight in attempting to mitigate such adverse tax consequences.

                                    ARTICLE X

                     CONDITIONS TO OBLIGATIONS OF THE SELLER

     The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Seller), on or prior to the Closing Date, of the following additional conditions, which the Buyer agrees to use reasonable good faith efforts to cause to be fulfilled.

     10.1 REPRESENTATIONS, PERFORMANCE. ETC. The representations and warranties of the Buyer Parties contained in this Agreement and in the Collateral
Agreements (i) shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and (ii) shall be repeated and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Closing Date with the same effect as though made at and as of such time. Each Buyer Party shall have duly performed and complied in all material respects with all agreements and conditions required under this Agreement and each of the Collateral Agreements to be performed or complied with by it prior to or on the Closing Date. Each Buyer Party shall have delivered to the Company a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

     10.2 ASSUMPTION AGREEMENT. The Company shall have received from the Buyer the Assumption Agreement.

     10.3 OPINION OF COUNSEL. The Company shall have received an opinion, addressed to it and dated the Closing Date, of Edwards & Angell, special counsel for the Buyer, in form and substance reasonably satisfactory to the Company.

     10.4 CORPORATE PROCEEDINGS. All corporate proceedings of each Buyer Party in connection with the Foreign Acquisition Agreements and the Collateral Agreements and the transactions contemplated thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Company, and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     10.5 FOREIGN CLOSINGS. The conditions to the obligations of the Sellers to consummate the transactions contemplated by the Foreign Acquisition Agreements shall have been fulfilled (or waived by the Sellers) and the respective Sellers and the respective Buyer Parties shall have, concurrently with the Domestic Closing, consummated the transactions contemplated by the Foreign Acquisition Agreements.

     10.6  CONSENTS  AND   APPROVALS.   The  Sellers  shall  have  obtained  all
Governmental Approvals necessary to consummate the transactions contemplated hereby.

     10.7 COLLATERAL AGREEMENTS. The Buyer shall have entered into each of the Collateral Agreements to which it is a party.

     10.8 RECEIPT OF PURCHASE PRICE. Seller and Escrow Agent shall have received
the    payment   of   the    Purchase    Price   as    described    in   Section
2.2.

                                   ARTICLE XI

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

     11.1 EMPLOYMENT OF THE COMPANY'S EMPLOYEES.

     (a) The Seller will, and will cause each other Seller to, use all reasonable efforts to cause its employees to make available their employment services to the Buyer Parties. For a period of two years from the Closing Date, the Seller will not, and will not permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of any Buyer Party with any Person employed by or otherwise engaged to perform services for any Buyer Party in connection with the operation of the Business.

     (b) Effective as of the Closing Date, Buyer shall offer employment to all employees who are employed by the Sellers at the same wage or salary levels (other than executive employees and the Excluded Employees), as applicable, and with employee benefits that are substantially equivalent to those now applicable. Those employees who accept such offers of employment effective as of the Closing Date shall be referred to herein as the "TRANSFERRED EMPLOYEES". Effective as of the Closing Date, the Buyer shall assume all liabilities of the Sellers in respect of the Transferred Employees, except as provided in Section
2.6. Nothing in this Article XI or in this Agreement shall be construed to in any way limit or restrict the ability or authority of the Buyer or any of its Affiliates to terminate the employment of any employee or to change the benefit afforded to any employee at any time.

     11.2 PENSION BENEFIT PLANS.

     Effective as of the Closing Date, the Buyer shall assume the defined contribution plan of Seller.

     11.3 EMPLOYMENT TAXES.

     (a) The Company will, and the Buyer will and will cause the other Buyer Parties to, (i) treat the Buyer Parties as a "successor employer" and the Company as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by the Buyer Parties for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

     (b) At the request of the Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, the Company will, and will cause the other Sellers (if applicable) to, and the Buyer will and will cause the other Buyer Parties (if applicable) to, (i) treat the Buyer Parties as a successor employer and the Company or the other Sellers (if applicable) as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Transferred Employees who are employed by the Buyer (or, if applicable, the other Buyer Parties) and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

     (c) Buyer and the Buyer Parties shall be responsible for any employment taxes payable to Transferred Employees with respect to their employment after the Closing Date.

                                   ARTICLE XII

                                   TERMINATION

     12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by the written agreement of the Buyer and the Company;

          (b) by the Buyer by written notice to Seller following thirty days notice and opportunity to cure or such fewer days as may be left prior to March 31, 1998 following Buyer's Receipt of Notice of such matter if (i) the representations and warranties of Seller shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Article IX shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. San Diego time on March 31, 1998, unless such failure shall be due to the failure of the Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

          (c) by Seller by written notice to the Buyer following thirty days notice and opportunity to cure or such fewer days as may be left prior to March 31, 1998 following Seller's Receipt of Notice of such matter if (i) the representations and warranties of the Buyer shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (ii) if any of the conditions set forth in Article X shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. San Diego time on March 31, 1998, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     12.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the provisions of Section 12.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in
Section 15.1 and except for any liability resulting from such party's breach of this Agreement.

                                  ARTICLE XIII

                                    REMEDIES

     13.1 REMEDIES

     (a) BY SELLER. Seller covenants and agrees to defend, indemnify and hold harmless the Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "BUYER INDEMNITIES") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

          (i) any material breach of any representation or warranty made by any Seller herein or under any Collateral Agreement or in connection herewith or therewith;

          (ii) any failure of any Seller to perform any covenant or agreement made or contained herein or in any Collateral Agreement or fulfill any other obligation in respect hereof or of any Collateral Agreement; and

          (iii) any Excluded Liabilities or Excluded Assets;

provided, however, Buyer shall only be entitled to payment or reimbursement by Seller of Losses pursuant to this Section 13.1(a) if the aggregate amount of all Losses is at least $50,000, in which event Buyer shall be entitled to payment of all Losses, and provided further, however, except with respect to Losses incurred by any Buyer Indemnitee relating to or arising out of Excluded Liabilities, as to which there is no limitation ("Excluded Losses"), Seller shall not be required to make payments pursuant to this Section 13.1(a) to the extent the aggregate of all amounts paid to Buyer Indemnitees, excluding payments for Excluded Losses, shall exceed the sum of $2,000,000 reduced by any amounts previously paid to Seller from the Escrow Account.

     (b) BY THE BUYER. The Buyer covenants and agrees to defend, indemnify and hold harmless Seller and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "SELLER INDEMNITIES") from and against, and pay or reimburse Seller Indemnities for, any and all Losses resulting from or arising out of:

          (i) any material breach of any representation or warranty by any Buyer Party made or contained herein in any Collateral Agreement or in connection herewith or therewith; or

          (ii) any failure of any Buyer Party to perform any covenant or agreement made or contained herein or in any Collateral Agreement or fulfill any other obligation in respect hereof or of any Collateral Agreement; and

          (iii) the Assumed Liabilities;

     provided,   however,   Seller   shall  only  be   entitled  to  payment  or
reimbursement by Buyer of Losses pursuant to this Section 13.1(a) if the aggregate amount of all Losses is at least $50,000, in which event Seller shall be entitled to payment of all Losses.

     13.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

          (a) except as set forth in clauses (b) and (c) below, the representations and warranties contained in Articles III and IV shall survive for a period of two years following the Closing Date.

          (b) the representations and warranties contained in Sections 3.1, 3.4, 4.1 and 4.2 shall survive without limitation; and

          (c) the representations and warranties of Seller contained in Section 3.12 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including with out limitation by reason of waiver of such statute of limitations.

                                   ARTICLE XIV

                           DEFINITIONS, MISCELLANEOUS

     14.1 DEFINITION OF CERTAIN TERMS. The terms defined in this Section 14.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

     ACT: the Securities Act of 1933, as amended.

     FOREIGN ACQUISITION AGREEMENTS: this Agreement and the Foreign Acquisition Agreements.

     AFFILIATE: means, as to any Person (the "First Person"), any other Person that is a Family Member of the First Person or that, directly or indirectly, controls, is under common control with or is controlled by, the First Person, including, without limitation, all directors, officers and shareholders of the First Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     AGGREGATE PURCHASE PRICE: as defined in Section 2.4.

     AGREEMENT: this Asset Purchase Agreement, including the Schedules hereto.

     APPLICABLE LAW: all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     ASSETS: as defined in Section 1.1.

     ASSUMED LIABILITIES: as defined in Section 2.5.

     ASSUMPTION AGREEMENT: as defined in Section 2.5(b).

     AUDITED BALANCE SHEET: the balance sheet contained in the 1996 Financial Statements.

     AUDITED FINANCIAL STATEMENTS: each of the 1994, 1995, 1996 and 1997 Financial Statements.

     BUSINESS: the business acquired or to be acquired by the Buyer and the Buyer Parties pursuant to this Agreement, consisting of the Assets, and the Assumed Liabilities, but not including the Excluded Assets.

     BUSINESS DAY: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required to close.

     BUYER: as defined in the first paragraph of this Agreement.

     BUYER INDEMNITIES: as defined in Section 13.1(a).

     BUYER PARTY: each of the Buyer and each of its direct or indirect subsidiaries to be parties to the Foreign Acquisition Agreements.

     BUYER'S ACCOUNTANTS: KPMG Peat Marwick.

     CERCLA:  the  Comprehensive   Environmental   Response,   Compensation  and
Liability Act, as amended, 42 U.S.C.ss.9601 ET SEQ.

     CLOSINGS: the Domestic Closing and the Foreign Closings.

     CLOSING DATE: as defined in Section 2.1.

     C&L: means Coopers & Lybrand L.L.P.

     CODE: the Internal Revenue Code of 1986, as amended.

     COLLATERAL  AGREEMENTS:  the  Escrow  Agreement,  the  Foreign  Acquisition
Agreements, the Consulting and Non-Competition Agreement and the Employment Agreements.

     COMPANY: another term for Seller.

     CONSENT: any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

     CONSULTING AND NON-COMPETITION AGREEMENT: as defined in Section 9.5.

     CONTRACT: as defined in Section 3.14.

     CORPORATE BOOKS: as defined in SECTION 3.1.

     DAMAGES: has the meaning set forth in SECTION 7.1(A).

     DESIGNATED PROPERTIES: the Real Property listed on Schedule 8.1(a).

     $ or DOLLARS: lawful money of the United States.

     DOMESTIC ASSETS: the Assets other than the Foreign Assets, including without limitation, all Intellectual Property of the Sellers.

     DOMESTIC CLOSING: as defined in Section 2.1.

     DOMESTIC OPERATIONS: the Operations of the Business conducted in the United States by Seller or one of its Subsidiaries.

     EMPLOYMENT AGREEMENT: the Employment Agreements to be entered into between Buyer and each of John Dean, Robert Hanover, Ken D. Meyers and Thomas Wagoner substantially in the form delivered to the Seller's management on December 5, 1997.

     ENVIRONMENTAL ASSESSMENT: as defined in Section 5.11.

     ENVIRONMENTAL LAWS: all Applicable Laws relating to the protection of the environment, to human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any Hazardous Substances, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

     ENVIRONMENTAL LIABILITIES AND COSTS: all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to Remedial Actions, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of the Business, Real Property or Other Leases or any other real properties, assets, equipment or facilities, by any Seller, or any of their predecessors or Affiliates; (ii) the environmental conditions existing on the Closing Date on, under, above, or about any Real Property or property subject to Other Leases or any other real properties, assets, equipment or facilities currently or previously owned, leased or operated by the any Seller, or any of their predecessors or Affiliates; and (iii) expenditures necessary to cause any Real Property or any aspect of the Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of any Real Property.

     ENVIRONMENTAL PERMITS: any federal, state and local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization with respect to the any Seller necessary for the conduct of the Business as currently conducted or previously conducted under any Environmental Law.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended.

     ESCROW ACCOUNT: as defined in the Escrow Agreement.

     ESCROW AGENT: as defined in the Escrow Agreement.

     ESCROW AGREEMENT: that certain Escrow Agreement in substantially the form of Exhibit A hereto, dated as of the Closing Date, by and between Seller, Buyer and Sanwa Bank (or other bank of equal stature approved by Buyer, which approval will not unreasonably be withheld), in its capacity as escrow agent, as the same may be amended, supplemented, restated or otherwise modified, in each case from time to time and whether in whole or in part.

     EXCLUDED ASSETS: as defined in Section 1.2.

     EXCLUDED EMPLOYEES: as listed on Schedule 14(a).

     EXCLUDED LIABILITIES: as defined in Section 2.6.

     FAMILY MEMBER: as to any Person, such Person's spouse, child (including a stepchild or an adopted child), grandchildren and any trust for the exclusive benefit of any one or more of them and a Person controlled at all times by such Person and beneficially owned by such Person and any one or more of them.

     FINANCIAL STATEMENTS: each of the financial statements required to be provided by Section 3.6.

     FOREIGN ACQUISITION AGREEMENT: an asset or stock purchase agreement relating to a Foreign Operation.

     FOREIGN ASSETS: those Assets which are owned or leased or held for use by or in connection with any Foreign Operation, but not including any Intellectual Property, all of which constitute Domestic Assets.

     FOREIGN CLOSING: as defined in Section 2.1.

     FOREIGN OPERATION: any Operation of the Business conducted by a Foreign Subsidiary.

     FOREIGN SUBSIDIARIES: as defined in the first WHEREAS clause of this Agreement.

     GAAP: generally accepted accounting principles as in effect in the United States applied on a consistent basis.

     GERMAN SUBSIDIARY: Howard Leight & Co. GmbH, Optac OHG.

     GOVERNMENTAL  APPROVAL:  any  Consent  of,  with  or  to  any  Governmental
Authority.

     GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     HAZARDOUS SUBSTANCES: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste," "hazardous material" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

     HSR APPROVAL: means the expiration or early termination of the waiting period (including extensions thereof) and the waiver or withdrawal of any objections, if applicable, under the HSR Act.

     HSR ACT: the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended.

     IMPROVEMENTS: has the meaning set forth in SECTION 3.8(C).

     INCOME TAX OR INCOME TAXES: any federal, state, local, foreign or other income tax (including all interest and penalties thereon and additions thereto whether disputed or not).

     INDEBTEDNESS: all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP) and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

     INDEMNIFIED PARTY: as defined in Section 8.2(d).

     INDEMNIFYING PARTY: as defined in Section 8.2(d).

     INTERIM FINANCIAL STATEMENTS: the consolidated unaudited balance sheet of the Seller for the nine month period ending on September 30, 1997 and the related consolidated unaudited statements of earnings, and stockholders' equity, including the supporting schedules thereto, of the Seller and each Subsidiary for such period, certified by the Chief Financial Officer of the Seller as having been prepared in accordance with GAAP and fairly presenting the financial position, assets and liabilities of the Seller and each Subsidiary as at such date and the results of operations of the Seller and each Subsidiary for the nine months then ended (subject to normal year-end adjustments).

     INSURANCE POLICIES: as defined in SECTION 3.17.

     INTELLECTUAL PROPERTY: any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof (provided that the name "Howard Leight" shall be limited to uses and applications relating to safety and security products); (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other semiconductor chip rights and registrations thereof; (f) intellectual property rights similar to any of the foregoing; (g) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

     INTELLECTUAL PROPERTY ASSETS: as defined in Section 1.1(h).

     INTERIM PERIOD: as defined in Section 4.3.

     INVENTORY NOTICE DATE: as defined in SECTION 5.17.

     INVENTORIES: as defined in Section 1.1(b).

     IRS: the Internal Revenue Service.

     KNOWLEDGE: Any of the Sellers shall be deemed to have knowledge if any officer, director, shareholder or Senior Management Employee (a "Knowledge Individual") of such Seller shall be deemed to have Knowledge as defined in the following sentence. A Knowledge Individual will be deemed to have Knowledge of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) such individual received written notice thereof; or (c) such individual could be expected to discover or otherwise become aware of such fact or other matter in the course of the performance of his or her duties in a reasonable manner and only if such fact or matter comes within the customary purview of such duties.

     LEASED REAL PROPERTY: as described in SECTION 3.8(B).

     LEASED REAL PROPERTY: means all interests leased pursuant to the Leases.

     LEASES: means the real property leases, subleases, licenses and occupancy agreements pursuant to which any Seller is the lessee, sublessee, licensee or occupant.

     LIEN: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

     LOSSES: as defined in Section 13.1.

     MATERIAL ADVERSE CHANGE: a change that has a Material Adverse Effect.

     MATERIAL ADVERSE EFFECT: with respect to any Person, any event, occurrence, fact, condition, change or effect that is or series of effects that are, in the aggregate, materially adverse, determined in accordance with past and ongoing Sellers' business practices, to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of such Person.

     MAXIMUM AMOUNT: as defined in SECTION 7.1(C).

     MULTIEMPLOYER PLAN: as defined in Section 3.15(d).

     OPERATIONS: each portion of the Business conducted by Seller or any of the Subsidiaries or their Affiliates.

     OWNED INTELLECTUAL PROPERTY: as defined in Section 3.10(a).

     OWNED REAL PROPERTY: as defined in SECTION 3.8(D).

     OWNED REAL PROPERTY: the real property owned by any Seller, together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon attached or appurtenant thereto or owned by any Seller and located on Leased Real Property and all easements, licenses, rights and appurtenances relating to the foregoing other than owned real property included in Excluded Assets.

     PERMITTED LIENS: (i) Liens reserved against in the Audited Balance Sheet, to the extent so reserved, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with GAAP, or (iii) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of the property or assets of the Business or materially interfere with the use thereof as currently used or contemplated to be used or otherwise.

     PERSON: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

     PLAN OR BENEFIT PLAN: as defined in Section 3.15.

     PROPERTY OR PROPERTIES: collectively, the Owned Real Property and the Leased Real Property.

     PURCHASE PRICE: as defined in Section 2.2.

     REAL PROPERTY: the Owned Real Property and the Leased Real Property.

     REAL PROPERTY LAWS: as defined in Section 3.8(e).

     RELATED PERSONS: as defined in Section 11.1.

     RELEASE: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

     REMEDIAL ACTION: all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

     SELLER: as defined in the first paragraph of this Agreement.

     SELLER INDEMNITEES: as defined in Section 13.1(b).

     SELLERS: as defined in the first WHEREAS clause of this Agreement.

     SELLER'S ACCOUNTANTS: Coopers & Lybrand L.L.P.

     SENIOR MANAGEMENT EMPLOYEE: any employee of any of the Sellers who is listed on Schedule 14 (b).

     SUBSEQUENT MONTHLY FINANCIAL STATEMENTS: as defined in Section 5.4.

     SUBSIDIARY: each corporation or other Person in which Seller owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     TANGIBLE PERSONAL  PROPERTY:  furniture,  fixtures,  equipment,  machinery,
vehicles,  supplies,  inventories,   materials,  apparatus,  tools,  implements,
appliances and other tangible personal property of every kind and description.

     TAX: any federal, state, provincial, local, foreign or other income, estimated income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, deemed profits, windfall profits, gross receipts, value added, license, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty, tariff, levy, fee or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

     TAX RETURN: any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     TRANSACTION EXPENSES: as defined in Section 15.1.

     TRANSFERRED EMPLOYEES: as defined in Section 11.1.

     TRANSFER TAXES: as defined in Section 5.8.

     TREASURY REGULATIONS: the regulations prescribed pursuant to the Code.

     WITHHOLDING TAXES: as defined in Section 3.12(a).

     1994, 1995 AND 1996 FINANCIAL STATEMENTS: the consolidated audited balance sheet of the Seller for its fiscal years commencing in January and ending on December 31, 1994, 1995 and 1996, respectively and the related audited statements of earnings, stockholders' equity and changes in financial position, including the footnotes thereto, of the Seller and each Subsidiary for such period, certified by C&L as having been prepared in accordance with GAAP and fairly presenting the financial position, assets and liabilities of the Seller and each Subsidiary as at such date and the results of operations of the Seller and each Subsidiary for such period.

     1997 FINANCIAL STATEMENTS: the consolidated audited balance sheet of the Seller for its fiscal year commencing on January 1, 1997 and ending on December 31, 1997 and the related audited statements of earnings, stockholders' equity and changes in financial position, including the footnotes thereto, of the Seller and each Subsidiary for such period, certified by C&L as having been prepared in accordance with GAAP and fairly presenting the financial position, assets and liabilities of the Seller and each Subsidiary as at such date and the results of operations of the Seller and each Subsidiary for such period, which financial statements will be delivered by Seller to Buyer on or before February 15, 1998.

     1997 WORKING CAPITAL: as defined in Section 3.6(e)

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 EXPENSES. Except as otherwise specifically provided in this Agreement and the Collateral Agreements, Seller, on the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys, auditors' and financing commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "TRANSACTION EXPENSES"), whether or not the transactions contemplated hereby shall be consummated.

     15.2 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     15.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

            (i)         if to the Buyer to,

                        Bacou USA, Inc.
                        10 Thurber Boulevard
                        Smithfield, RI  02917

                        Attn:  Philip B. Barr, Jr.

                        with a copy to:

                        Richard M.C. Glenn, III
                        Edwards & Angell
                        2700 Hospital Trust Tower
                        Providence, RI  02903

            (ii)        if to the Company,

                        Howard Leight Industries, Inc.
                        7828 Waterville Road
                        San Diego, CA  92173

                        Attn:  John Dean, CEO and Bob Hanover, CFO

                        with a copy to:

                        Murray D. Fischer, Esq.
                        433 N. Camden Drive
                        Suite 888
                        Beverly Hills, CA 90210

     or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     15.4 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     15.5 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the Collateral Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     15.7 GOVERNING LAW, ETC. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.

     15.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     15.9 ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, PROVIDED that the Buyer may assign this Agreement to any Subsidiary of the Buyer or to any lender to the Buyer or any Subsidiary or Affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof, PROVIDED, FURTHER, that no assignment to any such lender shall in any way affect the Buyer's obligations or liabilities under this Agreement.

     15.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Article XIII with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     15.11 AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     15.12 FOREIGN CURRENCIES. Unless otherwise stated, all dollars specified in the Foreign Acquisition Agreements and the Collateral Agreements shall be in U.S. dollars. All foreign currency shall be converted to U.S. dollar equivalents determined on the basis of the exchange rates published in The Wall Street Journal on the date three days prior to the relevant Closing (or, if The Wall Street Journal is not published on such date, the next preceding date on which it is published).

     15.13 BULK SALES COMPLIANCE. Buyer hereby waives compliance by Sellers with the provisions of the Bulk Sales Law of any state, and Seller warrants and agreed to pay and discharge when due all claims of creditors which could be asserted against Buyer or any Buyer Party by reason of such noncompliance to the extent that such liabilities are Excluded Liabilities, as defined in Section 2.6.

     15.14 ARBITRATION. The parties shall make every effort to settle all disputes arising in connection with this Agreement amicably by negotiations held in good faith. Failing such amicable settlement, all disputes shall be settled by one (1) arbitrator (selected by the Company and Buyer) by binding arbitration in accordance with the laws of California and the rules, regulations and procedures of the American Arbitration Association ("AAA") except with respect to the selection of the arbitrator which shall be as provided in this SECTION
15.14. The Company and Buyer agree to appoint the arbitrator within thirty (30) days of receipt of a notice delivered in accordance with SECTION 15.14 from the other party setting forth a description of the claim and dispute and requesting that the arbitrator be appointed. If the parties fail to select an arbitrator within such thirty (30) day period, either party hereto may instruct the AAA to appoint an arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The site of the arbitration shall be San Diego, California. The arbitrators shall award reimbursement of attorneys' fees and other costs of arbitration to the prevailing party, in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorneys' fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    BACOU USA SAFETY, INC.


                                    By:/s/ Philippe Bacou
                                    --------------------------------------------
                                    Name:  Philippe Bacou
                                    Title: Chairman


                                    By:/s/ Walter Stepan
                                    --------------------------------------------
                                    Name:  Walter Stepan
                                    Title: Chairman, President and CEO


                                    By:/s/ Philip B. Barr, Jr.
                                    --------------------------------------------
                                    Name:  Philip B. Barr, Jr.
                                    Title: Executive Vice-President and CFO



                                    HOWARD S. LEIGHT & ASSOCIATES, INC.


                                    By:/s/ Howard S. Leight
                                    --------------------------------------------
                                    Name:  Howard S. Leight
                                    Title: President


                                    By:/s/ John Dean
                                    --------------------------------------------
                                    Name:  John Dean
                                    Title: Executive Vice-President and CEO



At  the  Closing  of  the   transactions
contemplated  by  this  Agreement,   the
undersigned   agrees  to  enter  into  a
Consulting Agreement with the Buyer in the form attached hereto as Exhibit B:


/s/ Howard S. Leight
----------------------------------
    Howard S. Leight, individually